UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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IDENIX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Idenix Stockholder:

Please join us for the 2012 Annual Meeting of Stockholders of Idenix Pharmaceuticals, Inc. The annual meeting will be held on Thursday, June 7, 2012 at 9:00 a.m., at the offices of WilmerHale, located at 60 State Street, Boston, Massachusetts 02109.

At this year’s annual meeting, we will consider and act upon the following matters:

1.	To elect eight directors;

2.	To approve the adoption of the 2012 Stock Incentive Plan;

3.	To ratify the appointment of our independent registered public accounting firm; and

4.	To transact any other business that may properly come before the meeting.

Additional information about the items of business to be discussed at our annual meeting is given in the attached Notice of Annual Meeting and Proxy Statement.

I urge you to carefully review the proxy materials and to vote FOR the election of the director nominees; FOR the approval of the adoption of the 2012 Stock Incentive Plan; and FOR ratification of the appointment of our independent registered public accounting firm.

On behalf of the Idenix board of directors, employees and management, I thank you for your support. We look forward to seeing you at the annual meeting.

Very truly yours,

RONALD C. RENAUD, JR.

President and Chief Executive Officer

April 25, 2012

IDENIX PHARMACEUTICALS, INC.

60 Hampshire Street

Cambridge, Massachusetts 02139

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Date	June 7, 2012

Time	9:00 a.m. (eastern daylight time)

Place	WilmerHale

60 State Street

Boston, Massachusetts 02109

Items of Business	1. To elect eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

2. To approve the adoption of the 2012 Stock Incentive Plan;

3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2012; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date	You are entitled to notice of, and to vote at the annual meeting and any adjournments of that meeting, if you were a stockholder of record at the close of business on April 13, 2012.

Voting by Proxy	Please submit the enclosed proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the Questions and Answers beginning on page 1 of the Proxy Statement and the instructions on your proxy card.

Submitting your proxy will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or notifying the inspector of elections in writing of such revocation.

By Order of the Board of Directors,

Maria Stahl, Secretary

Cambridge, Massachusetts

April 25, 2012

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AND YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED.

IDENIX PHARMACEUTICALS, INC.

60 Hampshire Street

Cambridge, Massachusetts 02139

Proxy Statement for the 2012 Annual Meeting of Stockholders

To Be Held on June 7, 2012

PROXIES AND VOTING

This proxy statement contains information about the 2012 annual meeting of stockholders of Idenix Pharmaceuticals, Inc. We are holding the meeting on Thursday, June 7, 2012 at 9:00 a.m. (eastern daylight time) at the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109.

Directions to the offices of WilmerHale, 60 State Street, Boston, Massachusetts 02109 are available at the WilmerHale website at http://www.wilmerhale.com/offices/offices/visitingus.aspx?officeid=1.

In this proxy statement, references to “Idenix”, “we”, “us” and “our” refer to Idenix Pharmaceuticals, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2012

This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2011 are available for viewing, printing and downloading at www.idenix.com/InvestorRelations/2012proxy and www.edocumentview.com/IDIX.

Additionally, you can find our Annual Report on Form 10-K for the year ended December 31, 2011 through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may obtain additional printed copies of our Annual Report on Form 10-K, free of charge, by sending a written request to: Idenix Pharmaceuticals, Inc., attention: Investor Relations, 60 Hampshire Street, Cambridge, Massachusetts 02139. Exhibits will be provided upon written request and payment of an appropriate processing fee.

The notice of annual meeting, this proxy statement and our annual report to stockholders (which includes our annual report on Form 10-K for the year ended December 31, 2011), are being mailed to stockholders on or about April 30, 2012.

References to our website are inactive textual references only and the contents of our website should not be deemed to be incorporated by reference into this proxy statement.

Q.	Who can vote at the annual meeting?

A.	To be able to vote, you must have been a stockholder of record at the close of business on April 13, 2012, the record date for our annual meeting. On that date, 108,330,081 shares of our common stock were issued and outstanding and entitled to vote at the annual meeting.

If you were a stockholder of record on that date, you are entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting.

Q.	What are the voting rights of the holders of common stock?

A.	Each outstanding share of our common stock entitles the holder to one vote on each proposal considered at the annual meeting. We have no other securities issued which would entitle a holder to vote at the meeting.

Q.	What is a proxy card?

A.	The proxy card enables you to appoint Ronald C. Renaud, Jr., our president and chief executive officer, and Maria Stahl, our senior vice president and general counsel, or either of them, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. Renaud or Ms. Stahl to vote your shares at the meeting as you have instructed on the proxy card. If you do not specify on the proxy card how your shares should be voted, your shares will be voted as recommended by our board of directors. By returning the proxy card to us, you can vote your shares whether or not you attend the meeting.

Q.	What am I voting on?

A.	We are asking you to vote on:

•	the election of eight directors for a one-year term;

•	the approval of the adoption of the 2012 Stock Incentive Plan; and

•	the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2012.

Q.	How do I vote?

A.	If you are a record holder, meaning your shares are registered in your name, you may vote:

(1)	By Mail: Complete, date and sign the enclosed proxy card and mail it in the enclosed postage paid envelope. Your shares will be voted according to your instructions. If you do not specify how your shares should be voted, they will be voted as recommended by our board of directors.

(2)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for you by a broker, bank or other nominee, you may vote:

(1)	By Mail: You will receive instructions from your broker, bank or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(2)	In Person at the Meeting: Contact the broker, bank or other nominee who holds your shares to obtain a proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have obtained from the broker, bank or other nominee a proxy issued in your name giving you the right to vote your shares.

Q.	How may I change or revoke my proxy?

A.	You may change or revoke your proxy at any time before the meeting. To do so, you must do one of the following:

(1)	Provide written notice to us in time for receipt prior to the meeting that you wish to revoke your proxy. Such notice should be sent to us c/o Secretary, Idenix Pharmaceuticals, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139.

(2)	Sign a new proxy and submit it to us c/o Secretary, Idenix Pharmaceuticals, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139 in time for receipt prior to the meeting. Only the most recently dated proxy will be counted.

(3)	Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request such revocation.

Q.	Will my shares be voted if I do not return my proxy?

A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote either by returning your proxy or voting in person by ballot at the meeting.

If your shares are held in “street name,” we encourage you to provide voting instructions to your broker, bank or other nominee by giving your proxy to them. If you are the beneficial owner of shares held in “street name” by a broker, the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm is a “discretionary” item. All of the other matters being put to vote are “non-discretionary” items.

Q.	How many shares must be present to hold the meeting?

A.	To establish a quorum, a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting. The presence of a quorum is a prerequisite to holding and conducting business at the meeting. If a quorum is present at the annual meeting, the vote required to adopt each of the scheduled proposals will be as described below. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Q.	What vote is required to approve each matter and how are votes counted?

A.	Proposal 1 — Election of Directors. Under our by-laws, the eight nominees for director who receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and you do not vote your shares, your broker may not vote your unvoted shares on Proposal 1. You may:

•	vote FOR all nominees;

•	WITHHOLD your vote from all nominees; or

•

vote FOR one or more nominees and WITHHOLD your vote from one or more of the others. Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 — Approval of Adoption of the 2012 Stock Incentive Plan. The affirmative vote of stockholders holding a majority of the outstanding shares of Idenix common stock is required to approve the adoption of the 2012 Stock Incentive Plan. If your shares are held by your broker in “street name” and you do not vote your shares, your broker may not vote your unvoted shares on Proposal 2.

If you vote to abstain on this Proposal 2, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to abstain will have no effect on the voting on the proposal.

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm. Under our by-laws, the affirmative vote of stockholders holding a majority of the votes cast on this proposal is required to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. If your shares are held by your broker in “street name” and you do not vote your shares, your broker may vote your unvoted shares on Proposal 3.

If you vote to abstain on this Proposal 3, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to abstain will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that our stockholders should have an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Proposal 4 — Other Matters. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will have the discretion to vote, or otherwise act for you, in accordance with their judgment on the matter. As of the date of this proxy statement, we do not know of any other matters to be presented at the annual meeting.

We believe that Novartis Pharma AG, a direct and wholly owned subsidiary of Novartis AG, referred to herein collectively with their respective subsidiaries and affiliates as Novartis, intends to vote all of its shares FOR each proposal detailed above. On the record date, Novartis was the holder of approximately 31% of our outstanding common stock.

Q.	Where may I find the voting results?

A.	We will announce preliminary voting results at the meeting. We plan to report the final voting results on a Current Report on Form 8-K within four business days following the meeting.

Q.	Who is soliciting the proxy and what are the costs of soliciting these proxies?

A.	Our board of directors is soliciting the proxy accompanying this proxy statement. We will bear the cost of soliciting proxies. Our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Householding of Annual Meeting Materials

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 60 Hampshire Street, Cambridge, Massachusetts 02139, Attention: Investor Relations; 617-995-9800. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is elected each year at the annual meeting of stockholders. There are eight nominees for the eight currently authorized seats on our board of directors. Each director elected to hold office will do so until the 2013 annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal.

On February 3, 2012, Charles W. Cramb resigned from our board. Mr. Cramb had been a director since 2003. On March 1, 2012, upon recommendation of the Nominating and Corporate Governance Committee of our board of directors, our board of directors elected Michael S. Wyzga as a director. Mr. Wyzga was originally proposed to the Nominating and Corporate Governance Committee by members of management. In March 2012, Anthony Rosenberg, a designee of Novartis, resigned from our board and was replaced by Brian Goff, also a designee of Novartis.

Each person nominated for election to our board of directors is currently serving as a director of Idenix. The board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the listed nominees for election as a director. Brian Goff and Robert E. Pelzer have been nominated as designees of Novartis, pursuant to the stockholders’ agreement described under the caption “Certain Relationships and Related Party Transactions — Relationship with Novartis Pharma AG”. There are no family relationships among any of our directors and our executive officers.

Each nominee has agreed to serve if elected, and we do not know any reason why any nominee would be unable to serve. In the event that any nominee should be unavailable for election, proxies will be voted for the election of a substitute nominee designated by the board of directors or for election of only the remaining nominees.

Unless authority to do so is withheld, shares represented by executed proxies will be voted for the election of the eight nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Since eight directors are to be elected at the annual meeting, the eight nominees for director who receive the highest number of votes for election will be elected as directors.

Information with respect to the number of shares of common stock beneficially owned by each director as of March 29, 2012 appears under the heading “Security Ownership of Certain Beneficial Owners and Management”. The name, age, years of service on our board of directors, principal occupation and business experience and certain other information for each director nominee is set forth below.

Name and Age	Principal Occupation and Business Experience	Director Since
Ronald C. Renaud, Jr. (age 43)

Mr. Renaud has served as our president and chief executive officer and a director since October 2010. Prior to that, Mr. Renaud served as our chief financial officer and treasurer since June 2007 and as our chief business officer since June 2010. Prior to joining Idenix in 2007, Mr. Renaud served as senior vice president and chief financial officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company, from February 2006 to May 2007. Mr. Renaud was a senior research analyst and global sector coordinator for JP Morgan Securities from May 2004 until February 2006, where he was responsible for the biotechnology equity research effort, covering all ranges of capitalized biotechnology companies. He also spent more than five years at Amgen, where he held positions in clinical research, investor relations and finance. Mr. Renaud holds a B.A. from St. Anselm College and an M.B.A. from the Marshall School of Business at the University of Southern California.

Mr. Renaud oversees every aspect of our operations in his roles as president and chief executive officer. Given his years with our company and his prior experience in the industry and in the capital markets, we believe that he has an unparalleled understanding of our business and the markets in which we operate.

2010

Name and Age	Principal Occupation and Business Experience	Director Since
Brian Goff (age 43)

Mr. Goff has served since April 2010 as vice president and head of the primary care and established medicines business unit of Novartis Pharmaceuticals Corporation, or NPC, a part of the Novartis Group. The Novartis Group is a multinational group of companies specializing in the research, development, manufacture, sale and distribution of innovative healthcare products. Prior to that Mr. Goff held several positions at NPC from 2007 to April 2010, most recently as vice president and head of primary care marketing and customer innovation strategy. Prior to joining NPC, Mr. Goff served as global director for two of Novartis Pharma AG’s, or Novartis’, key products. Mr. Goff joined Novartis in March 2005 following a 14-year career in sales and marketing at the pharmaceutical division of Johnson & Johnson. Mr. Goff is a member of the General Medicines Executive Committee at NPC. Mr. Goff holds a B.A. from Skidmore College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. Goff serves on our board as one of two representatives of our largest stockholder, Novartis. Due to his extensive experience, Mr. Goff is uniquely qualified to provide our board with industry-specific expertise, further augmenting our board’s depth of understanding in this area.

2012
Wayne T. Hockmeyer, Ph.D. (age 67)

Dr. Hockmeyer founded MedImmune, Inc., a biotechnology company, in April 1988 and served until October 2000 as its chief executive officer. Dr. Hockmeyer continued to serve as chairman of the board of directors of MedImmune, Inc. until June 2007. From 2002 to 2007, Dr. Hockmeyer served as president of MedImmune Ventures, Inc., a wholly owned subsidiary of MedImmune, Inc. Dr. Hockmeyer also serves as a director of Baxter International, Inc. and GenVec, Inc. and has previously served as a director of Middlebrook Pharmaceutical Corporation. Dr. Hockmeyer was recognized in 1998 by the University of Florida as a Distinguished Alumnus and in 2002 was awarded a Doctor of Science honoris causa from Purdue University. Dr. Hockmeyer holds a B.S. from Purdue University and a Ph.D. from the University of Florida.

Dr. Hockmeyer’s significant experience in establishing and guiding strategic direction in the biotechnology and pharmaceutical industries is a key asset of our board of directors. He has tremendous insight into the drug development process and the scientific, operational and regulatory aspects of clinical trials.

2002
Thomas R. Hodgson (age 70)

Mr. Hodgson, who is retired, served most recently, from September 1990 to January 1999, as president and chief operating officer of Abbott Laboratories, a pharmaceutical company. From 1983 to 1990, Mr. Hodgson served as the president of Abbott International and from 1978 to 1983, Mr. Hodgson served as the president of the Hospital Products Division of Abbott Laboratories. Mr. Hodgson is a director of The Travelers Companies Inc. and has previously served as a director of Intermune, Inc. Mr. Hodgson holds a B.S. from Purdue University, an M.S. from the University of Michigan, an M.B.A. from Harvard Business School and an honorary doctorate degree in engineering awarded by Purdue University.

2002

Name and Age	Principal Occupation and Business Experience	Director Since
With his extensive experience at the helm of a major health care company and his understanding of drug development, Mr. Hodgson provides an invaluable resource to our board of directors through his vital senior management experience and tested business acumen.

Tamar D. Howson (age 63)

Ms. Howson is currently acting as a consultant to biotechnology companies. Until recently Ms. Howson was a member of JSB-Partners, a transaction advisory firm serving the life sciences industry. Prior to joining JSB-Partners in 2010, Ms. Howson was executive vice president of business development at Lexicon Pharmaceuticals where she led the company’s partnering and licensing efforts. From 2001 to 2007, Ms. Howson was senior vice president corporate and business development at Bristol Myers Squibb, overseeing mergers and acquisitions, licensing and research collaborations. During 2000 and 2001, Ms. Howson served as a business development and strategy consultant to various biotechnology companies in the United States and in Europe. Ms. Howson was also a senior vice president and director of business development at SmithKline Beecham from 1991 to 2000, where she managed SR One, SmithKline Beecham’s $100 million venture capital fund.

Ms. Howson currently acts as interim chief executive officer and a director of S*Bio, a clinical stage oncology company. Ms. Howson also serves on the boards of directors of OXiGENE, Inc., a clinical-stage biopharmaceutical company developing therapeutics to treat cancer and eye diseases, Aradigm Corp., a company developing drugs for respiratory and metabolic diseases and Soligenix Inc., a company developing treatments for transplantation. She previously served as a director of Ariad Pharmaceuticals, SkyePharma, NPS Pharmaceuticals and Targacept. Ms. Howson holds a B.S. in Chemical Engineering from the Technion in Israel, an M.B.A from Columbia University, and an M.S. from City College of New York.

Ms. Howson brings strong business development, licensing and transactional guidance to our board of directors from her varied experiences at pharmaceutical companies and with venture capital. The board believes that Ms. Howson’s background enables her to provide important insights into licensing transactions, financing options and strategic collaborations for Idenix.

2010
Robert E. Pelzer (age 58)

Mr. Pelzer has served since September 2008 as president of Novartis Corporation, a part of the Novartis Group, a multinational group of companies specializing in the research, development, manufacture, sale and distribution of innovative healthcare products. Prior to that, from March 2002 to August 2008, he served as general counsel of Novartis Pharmaceuticals Division, a part of Novartis Group. Prior to his appointment at Novartis in March 2002, Mr. Pelzer was general counsel at DuPont Pharmaceuticals Company from 1998 to December 2001. Prior to that time, Mr. Pelzer held various positions with The DuPont Company. Mr. Pelzer holds degrees in Commerce and in Law from the University of Alberta. He is admitted as barrister and solicitor in the Province of Alberta, Canada, and as Solicitor in England and Wales.

Mr. Pelzer serves on our board as one of two representatives of our largest stockholder, Novartis. Mr. Pelzer’s experience in the industry provides our board with essential knowledge of the development and commercialization of pharmaceuticals.

2003

Name and Age	Principal Occupation and Business Experience	Director Since
Denise Pollard-Knight, Ph.D. (age 52)

Dr. Pollard-Knight has served as managing partner of Phase 4 Ventures since December 2010. Phase 4 Ventures manages funds on behalf of Nomura European Investments and Harbourvest. From April 2004 to December 2010, Dr. Pollard-Knight was head of Nomura Phase4 Ventures, an affiliate of Nomura International plc, a leading Japanese financial institution. From January 1999 to March 2004, Dr. Pollard-Knight served as head of Healthcare Private Equity at Nomura International plc. From January 1997 to January 1999, Dr. Pollard-Knight was a member of Rothschild Asset Management Ltd., an investment management firm. Dr. Pollard-Knight previously served as a director of Viacell and was a member of the Audit Committee. Dr. Pollard-Knight holds a Ph.D. and BSc (Hons) from the University of Birmingham in England. Dr. Pollard-Knight completed postdoctorate work as a Fulbright Scholar at the University of California, Berkeley.

Dr. Pollard-Knight brings strong financial and investment skills and in-depth understanding of science to our board of directors. Over her years on our board, these skills have allowed Dr. Pollard-Knight to provide vital contributions to our discussions regarding financing options, strategic collaborations and the overall strategic direction of Idenix. Given her financial skills, Dr. Pollard-Knight also brings a high level of expertise to the Audit Committee of our board of directors.

2003
Michael S. Wyzga (age 57)

Mr. Wyzga has served since December 2011 as the president and chief executive officer and as a member of the board of directors of Radius Health, Inc., a biopharmaceutical company focused on developing new therapeutics for the treatment of osteoporosis and other women’s health conditions. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a global biotechnology company. Mr. Wyzga joined Genzyme in February 1998 and most recently served as executive vice president, finance from May 2003 until November 2011 and as chief financial officer from July 1999 until November 2011. Mr. Wyzga received a B.S. from Suffolk University and an M.B.A. from Providence College.

Mr. Wyzga’s extensive executive and financial leadership at his current and former companies adds vital expertise to our board of directors and our Audit Committee of our board of directors in the form of financial understanding, business perspective and audit expertise.

2012

The board of directors believes that approval of the election of each nominee director named above is in our best interests and in the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

DIRECTOR COMPENSATION

We compensate our non-employee directors, other than directors who are employees of Novartis, with a combination of cash and equity. Mr. Goff and Mr. Pelzer, our two directors who are also employees of Novartis, do not receive any remuneration for their services as directors. We do not provide additional remuneration to Mr. Renaud, an officer of Idenix, for his service as a director.

The following table describes our compensation practices for non-employee directors, other than the directors affiliated with Novartis, during the fiscal year ended December 31, 2011, or fiscal 2011.

	Year	Cash Retainer	Meeting Fees (Per Meeting Attended)	Stock Options to Purchase Common Stock(1)
				Initial		Annual
Board Member	2011	$30,000	$2,000	15,000	(2)	20,000	(3)
Lead Director	2011	10,000	—	—		—
Nominating and Corporate Governance Committee Chair	2011	5,000	1,000	—		—
Audit Committee Chair	2011	15,000	1,000	—		—
Compensation Committee Chair	2011	10,000	1,000	—		—
Committee Members (other than chair)	2011	—	1,000	—		—

(1)	The exercise price of these stock options is equal to the average of the open and close price of our common stock as reported on The NASDAQ Global Market on the date of grant. Subject to certain exceptions, each stock option terminates on the earlier of ten years from the date of grant or 180 days after the optionee ceases to serve as a director.

(2)	Each non-employee director is entitled to receive an award of stock options upon his or her election or appointment to our board of directors. The initial stock option grant vests in 24 equal monthly installments beginning one month from the date of grant.

(3)	Each non-employee director is entitled to receive at each year’s annual meeting after which he or she continues to serve as a director, an additional stock option grant of 20,000 shares. The size of stock option grant to be awarded to new non-employee directors who are appointed to our board of directors at times other than immediately after the annual meeting of stockholders is generally pro rated for the period of service between the date of appointment and the next annual meeting. The annual option grant vests in 12 equal monthly installments beginning one month from the date of grant.

In addition, members of our board of directors, other than directors affiliated with Novartis, are reimbursed for reasonable expenses incurred in connection with attendance at meetings of our board of directors and its committees and related activities in accordance with Idenix policy.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)(2)	Total ($)
Charles W. Cramb(3)	$68,000	$56,732	$124,732
Brian Goff(4)	—	—	—
Wayne T. Hockmeyer(5)	65,000	56,732	121,732
Thomas R. Hodgson(6)	57,000	56,732	113,732
Tamar Howson(7)	50,000	56,732	106,732
Denise Pollard-Knight(8)	53,000	56,732	109,732
Robert Pelzer(9)	—	—	—
Anthony Rosenberg(10)	—	—	—
Michael S. Wyzga(11)	—	—	—

(1)	The amounts in the Stock Option Awards column reflect the grant date fair value of stock option awards granted during fiscal 2011 under our stock incentive plans, in accordance with Financial Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or FASB ASC Topic 718. There can be no assurance that FASB ASC Topic 718 amounts will reflect actual amounts realized. Refer to Note 9, “Equity Incentive Plans and Share-Based Compensation”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal 2011 filed with the Securities and Exchange Commission, or SEC, on March 6, 2012 for the relevant assumptions used to determine the valuation of our option awards.

(2)	The number of shares underlying stock options granted to our non-employee directors in fiscal 2011 and the grant date fair value of such stock options as determined in accordance with FASB ASC Topic 718 are:

Director	Grant Date	Number of Shares Underlying Stock Option Grants in 2011	Grant Date Fair Value of Stock Option Grants in 2011 ($)
Mr. Cramb	6/2/2011	20,000	56,732
Mr. Goff	—	—	—
Dr. Hockmeyer	6/2/2011	20,000	56,732
Mr. Hodgson	6/2/2011	20,000	56,732
Ms. Howson	6/2/2011	20,000	56,732
Dr. Pollard-Knight	6/2/2011	20,000	56,732
Mr. Pelzer	—	—	—
Mr. Rosenberg	—	—	—
Mr. Wyzga	—	—	—

(3)	At December 31, 2011, Mr. Cramb held stock options to purchase 180,000 shares of our common stock. Mr. Cramb ceased to serve as a director in February 2012.

(4)	Mr. Goff joined our board of directors in March 2012. Mr. Goff will not receive compensation for serving on our board due to his affiliation with Novartis.

(5)	At December 31, 2011, Dr. Hockmeyer held stock options to purchase 140,000 shares of our common stock.

(6)	At December 31, 2011, Mr. Hodgson held stock options to purchase 140,000 shares of our common stock.

(7)	At December 31, 2011, Ms. Howson held stock options to purchase 58,333 shares of our common stock.

(8)	At December 31, 2011, Dr. Pollard-Knight held stock options to purchase 120,000 shares of our common stock.

(9)	Mr. Pelzer does not receive compensation for serving on our board due to his affiliation with Novartis.

(10)	Mr. Rosenberg did not receive compensation for serving on our board due to his affiliation with Novartis. Mr. Rosenberg ceased to serve as a director in March 2012.

(11)	Mr. Wyzga joined our board of directors on March 1, 2012 and therefore did not receive any compensation for fiscal 2011 nor did he hold any stock options to purchase shares of our common stock at December 31, 2011.

CORPORATE GOVERNANCE

Our board of directors strongly believes that good corporate governance policies and practices are important to ensure that Idenix is managed for the overall long-term benefit of our stockholders. We routinely review and update our corporate governance policies and practices that we believe will promote a high level of performance from our board of directors, officers and employees. This section describes key corporate governance guidelines and practices that our board has adopted. Complete copies of our Corporate Governance Guidelines, committee charters and Policy on Business Conduct and Ethics are available on our website at www.idenix.com under the caption “Investor — Corporate Compliance and Governance”. Alternatively, you can request a copy of any of these documents by writing to Idenix Pharmaceuticals, Inc., c/o Secretary, 60 Hampshire Street, Cambridge, Massachusetts 02139.

Corporate Governance Guidelines

Our board has adopted Corporate Governance Guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of Idenix and our stockholders. These guidelines provide a framework for the conduct of the board’s business and includes guidelines for, among other things, determining director independence, establishing criteria and qualifications of directors, conduct of meetings of the board and meetings of independent directors, access by the directors to management, independent consultants and professional advisors, and management evaluation and succession.

Director Independence

Relationship with Novartis. Under the terms of the stockholders’ agreement, we have agreed to use our reasonable best efforts to nominate for election as a director at least two designees of Novartis for so long as Novartis and its affiliates own at least 30% of our voting stock, and to nominate for election as a director at least one designee of Novartis for so long as Novartis and its affiliates own at least 19.4% of our voting stock. Messrs. Goff and Pelzer are the two Novartis designees currently serving on our board.

We have also agreed, for so long as one or more Novartis designees serve on our board of directors, to permit Novartis-designated directors to serve on our board committees unless such committee service is prohibited by applicable law, rule or regulation, in which case the Novartis designee is entitled to serve on our board committees as a non-voting observer. One Novartis designee currently serves on each of our board committees as a non-voting observer.

Board of Directors. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of the following five directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined in the NASDAQ rules: Wayne T. Hockmeyer, Thomas R. Hodgson, Tamar D. Howson, Denise Pollard-Knight and Michael S. Wyzga.

Committees. Our Audit Committee is composed entirely of independent directors as required by applicable SEC and NASDAQ rules, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with one Novartis-designated director, who is not independent, Brian Goff, serving as a non-voting observer. Our Compensation Committee is composed of independent directors with one Novartis-designated director, who is not independent, Robert Pelzer, serving as a non-voting observer. Our Nominating and Corporate Governance Committee is composed of independent directors with one Novartis-designated director, who is not independent, Robert Pelzer, serving as a non-voting observer.

Meetings of Independent Directors

Our Corporate Governance Guidelines require that our independent directors regularly meet without management being present. On an as needed basis, the independent directors meet in executive session without management.

Director Attendance at Annual Meetings of Stockholders

Our Corporate Governance Guidelines provide that it is the responsibility of all of our directors to attend our annual meetings of stockholders. All of our directors, other than Mr. Rosenberg, serving on our board as of the 2011 annual meeting of stockholders attended that meeting.

Board of Directors

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our board of directors is the oversight of the management of our company. Our directors remain informed of our business and management’s activities by reviewing documents provided to them before each meeting and by attending presentations made by our chief executive officer and other members of management. At each meeting of the board of directors, our directors are advised of actions taken by each board committee. Directors have access to our books, records and reports and independent advisors. Members of our management frequently interact with and are at all times available to our directors.

Our board of directors met six times during fiscal 2011. During three of these meetings, our non-employee directors held independent sessions of the board. Our board also acted by written consent once during fiscal 2011. During fiscal 2011, each director, other than Mr. Rosenberg, attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.

Board Leadership Structure

Currently, the chairman of the board and chief executive officer positions are held by different individuals. In addition, as of March 1, 2012, the board chairman position has been held by Mr. Hodgson. Mr. Hodgson is an independent director within the meaning of NASDAQ rules. Our board of directors believes that separation of the chief executive officer and the chairman of the board positions is appropriate given the size of the board, the need for undivided attention of the chief executive officer to the implementation of strategic directives and overall management responsibilities. As an independent director, Mr. Hodgson is able to provide leadership to the board without perceived or actual conflicts associated with individual and collective interests of management employees. From October 2010 to March 2012, Mr. Hodgson served as our lead director. His duties as lead director included the following:

•	Chairing meetings of the independent directors in executive session.

•	Meeting with any director who is not adequately performing his or her duties as a member of our board or any committee.

•	Facilitating communications between other members of our board and our president and chief executive officer.

•	Working with our president and chief executive officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of our board.

•	Reviewing and, if appropriate, recommending actions to be taken with respect to written communications from stockholders submitted to our board.

•	Consulting with our president and chief executive officer on matters relating to corporate governance and board performance.

Our board of directors intends to periodically review the board leadership structure and, if in its judgment it deems appropriate, to make any necessary changes to such structure.

Committees of Our Board of Directors

Our board of directors has the following three standing committees: Audit, Compensation and Nominating and Corporate Governance. Each of these committees acts under the terms of a written charter approved by our board of directors. Copies of the committees’ charters, as currently in effect, are posted on our website at www.idenix.com under the caption “Investor — Corporate Compliance and Governance”.

•

The Audit Committee assists the board of directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements relating to finance and financial reporting matters and understanding of our accounting and financial reporting processes. The Audit Committee also assists the board of directors in overseeing and monitoring our compliance with the legal and regulatory requirements applicable to our business operations. Our Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. Our board of directors determined that Michael S. Wyzga, the chair of the audit committee, is a financial expert under applicable SEC rules. Charles W. Cramb served as our financial expert under applicable SEC rules prior to his resignation in February 2012. The Audit Committee met eight times in fiscal 2011.

•

The Compensation Committee assists the board of directors with its overall responsibility relating to compensation and management development, recommends for approval by the board of directors the compensation of our president and chief executive officer and our non-employee directors, establishes annually the compensation of our other officers and the terms of employment agreements and arrangement with, and the termination of all our officers, effects the engagement of independent executive compensation consulting firms, and administers our equity incentive plans. The process and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis”. The Compensation Committee met five times in fiscal 2011.

•

The Nominating and Corporate Governance Committee assists in developing and recommending to our board of directors sound corporate governance principles and practices, identifying and recommending qualified individuals to become members of our board of directors and reviewing and making recommendations to our board of directors with respect to management succession planning. The Nominating and Corporate Governance Committee met three times in fiscal 2011.

While each committee has its own charter and designated responsibilities, the committees act on behalf of the entire board of directors. The committees regularly report on their activities to the entire board of directors, and all members of our board of directors are entitled to receive copies of each committee’s agendas and minutes.

None of the members of any committee of our board of directors is or has been an officer of Idenix. Messrs. Goff and Pelzer are employees of Novartis or its affiliates. The current members of the committees of our board of directors are set forth in the following table:

Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee(2)
Michael S. Wyzga (Chair)(3)	Wayne T. Hockmeyer (Chair)	Wayne T. Hockmeyer (Chair)
Tamar Howson	Thomas Hodgson	Tamar Howson(4)
Denise Pollard-Knight	Michael S. Wyzga(5)	Denise Pollard-Knight

(1)	Mr. Goff is a non-voting observer of the Audit Committee. Previously, Mr. Rosenberg, a former member of our board, was a non-voting observer of the Audit Committee during 2011 and until his resignation in March 2012.

(2)	Mr. Pelzer is a non-voting observer of the Compensation Committee and the Nominating and Corporate Governance Committee.

(3)	Mr. Wyzga joined the Audit Committee in March 2012. Prior to that, Mr. Hodgson served on the Audit Committee from February 2012 to March 2012 and Mr. Cramb, a former member of our board, served on the Audit Committee during 2011 and until his resignation in February 2012.

(4)	Ms. Howson joined the Nominating and Corporate Governance Committee in December 2011. Prior to that, the committee only had two members.

(5)	Mr. Wyzga joined the Compensation Committee in March 2012. Prior to that Mr. Cramb, a former member of our board, served on the Compensation Committee during 2011 and until his resignation in February 2012.

Information About Our Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals to become members of our board of directors, including the review of candidates recommended by our stockholders, and recommending such qualified individuals to our board of directors.

The process followed by the Nominating and Corporate Governance Committee to identify, evaluate and review candidates includes requests to members of our board of directors and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, an assessment of such candidates’ qualifications vis-à-vis our director qualification standards described below, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the board of directors. In addition, the Nominating and Corporate Governance Committee may retain the services of an executive search firm to help identify and evaluate potential director candidates.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals for consideration as potential director nominees by submitting on a timely basis the name and background of the candidate to the Nominating and Corporate Governance Committee, c/o Secretary, Idenix Pharmaceuticals, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139. The Nominating and Corporate Governance Committee will consider a recommendation if appropriate biographical information and background material is provided. In addition to the biographical and background information, the stockholder making such recommendation must include a statement as to whether the stockholder or the group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material is timely provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of our board of directors or by other persons. If our board of directors determines to nominate a stockholder recommended candidate, such nominee’s name will be included in our proxy statement and our proxy card for the stockholder meeting at which such nominee’s election is recommended.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for the 2013 Annual Meeting.” Director candidates nominated in accordance with the procedures set forth under the first paragraph of such section will be included in our proxy materials but may not be included in our proxy card for the next annual meeting.

At the annual meeting, stockholders will be asked to consider the election of the eight director nominees described in Proposal 1. Each of these nominees has been nominated for election by the Nominating and Corporate Governance Committee.

Director Qualification Standards

Directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Directors must also be inquisitive, objective and have practical wisdom and mature judgment.

Our corporate governance guidelines specify that the value of diversity on the board should be considered in the director identification and nomination process. We endeavor to have a board of directors possessing strategic and policy-making experience and skills in business, healthcare, drug development, strategic collaborations, science and technology and the international arena. In considering whether to recommend any candidate for inclusion in our board of director’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in the charter of the Nominating and Corporate Governance Committee. These criteria include the candidate’s integrity, business acumen, experience, diligence, conflicts of interest and the ability to act in the interests of all of our stockholders. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Nominating and Corporate Governance Committee believes that it is essential that our board members represent diverse viewpoints. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our board of directors believes that the backgrounds and qualifications of our directors, considered as a group, should provide diversity and a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our board of directors for an extended period of time. Our board of directors does not believe that arbitrary term limits or mandatory retirement ages on directors’ service are appropriate since such term limits or mandatory retirement age could result in the loss of directors who have developed insights into Idenix and our business and operations. Our board of directors annually engages in a self-evaluation process and a review of the requisite skills and criteria comprised by our board of directors and those to be sought in nominees for directors.

At the annual meeting, stockholders will be asked for the first time to consider the election of each of Brian Goff and Michael S. Wyzga as a director. Mr. Wyzga was elected as a director on March 1, 2012. In March 2012, Mr. Goff was nominated by Novartis as one of its two designees to our board and subsequently elected to our board. Mr. Pelzer is Novartis’ other designee to our board.

Communicating with the Board of Directors

We have established an Integrity Hotline for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Policy on Business Conduct and Ethics, including matters relating to accounting and auditing matters. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our board of directors and the Audit Committee regarding accounting, internal controls or auditing matters.

Our board of directors will give attention to written communications that are submitted by our stockholders and other interested parties. In general, communications relating to corporate governance and corporate strategy are more likely to be reviewed by our board than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from our counsel, the chair of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from our stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Written communications from our stockholders may be sent to: Idenix Pharmaceuticals, Inc., Nominating and Corporate Governance Committee Chair, 60 Hampshire Street, Cambridge, Massachusetts 02139.

Stockholders who wish to send other communications to our board of directors should address such communications to Board of Directors, c/o Secretary, Idenix Pharmaceuticals, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139.

Policy on Business Conduct and Ethics

Our board of directors is committed to legal and ethical conduct in fulfilling its responsibilities. We expect all of our directors, officers and employees to act ethically, legally and with integrity and in compliance with our Policy on Business Conduct and Ethics as well as our other policies and standards of conduct. Our Policy on Business Conduct and Ethics includes the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our Policy on Business Conduct and Ethics is posted on our website at www.idenix.com under the caption “Investor — Corporate Compliance and Governance ” and we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of our policy. No waivers from any provision of our policy have been granted.

Oversight of Risk

We face a number of risks in our business, including risks related to preclinical and clinical research and development; regulatory reviews, approvals and oversight; intellectual property filings, prosecution, maintenance and challenges; the establishment and maintenance of strategic alliances; competition; the ability to access additional funding for our business; and other risks. Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our board and its committees fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

Our corporate governance guidelines specify that our directors have an obligation to become and remain informed about the risks and problems that affect our business and prospects. In general, our board oversees risk management activities relating to, among other things, business strategy, acquisitions, capital allocation, organizational structure and certain operational risks, including preclinical and clinical research and development, regulatory reviews, approvals and oversight, intellectual property development and protection. Our Audit Committee has the responsibility to review with management (i) Idenix’s system of internal controls and policies relating to the assessment of risk; (ii) Idenix’s policies with respect to risk assessment, risk management, our major financial and operational risk exposures; and (iii) the steps that management has taken to monitor and control such exposures, including a review of our insurance program. The Audit Committee also has the responsibility to oversee our compliance programs and monitor its performance by periodically reviewing significant compliance risk areas related to our business and the steps management has taken to monitor, control and report such compliance risk exposures. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices. Finally, our Nominating and Corporate Governance Committee oversees risk management activities relating to board composition and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2012 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors, including our president and chief executive officer;

•	each of the other executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below; and

•	all of our current executive officers and directors as a group.

Unless otherwise indicated, to our knowledge, each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Shares of Common Stock Issuable Under Stock Options (2)	Percentage of Common Stock Outstanding (3)
5% Stockholders
Novartis AG	33,320,674	(4)	—	30.8%
Brookside Capital Trading Fund, L.P.	10,987,500	(5)	—	10.1%
T. Rowe Price Associates, Inc.	8,336,002	(6)	—	7.7%
FMR LLC	6,664,079	(7)	—	6.2%
The Baupost Group, L.L.C.	5,665,000	(8)	—	5.2%

Directors
Ronald C. Renaud, Jr.	15,000		718,750	*
Brian Goff (9)	—		—	—
Wayne T. Hockmeyer	41,708		138,333	*
Thomas R. Hodgson	92,324		138,333	*
Tamar D. Howson	—		56,666
Robert E. Pelzer (10)	—		—	—
Denise Pollard-Knight	—		118,333	*
Michael S. Wyzga	—		4,583	*
Other Executive Officers
Daniella Beckman	—		51,177	*
Douglas Mayers	30,000	(11)	301,563	*
Maria D. Stahl	—		90,625	*
David N. Standring	67,575	(12)	301,563	*
All current directors and executive officers as a group (13 persons)	247,907		2,120,239	2.1%

*	Less than 1% of the shares of total common stock outstanding as of March 29, 2012.

(1)

The address of Novartis AG is Lichtstrasse 35 CH-4002 Basel, Switzerland. The address of Brookside Capital Trading Fund, L.P. is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. The address of The Baupost Group, L.L.C. is 10 St. James

Avenue, Suite 1700, Boston, MA 02116. The address of all of our executive officers and directors is c/o Idenix Pharmaceuticals, Inc., 60 Hampshire Street, Cambridge, Massachusetts 02139.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of our common stock issuable under stock options that are exercisable within 60 days after March 29, 2012 are deemed outstanding and are included for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	On March 29, 2012, there were 108,330,081 shares of our common stock outstanding.

(4)	Consists of 33,320,674 shares held by Novartis Pharma AG, a direct, wholly owned subsidiary of Novartis AG. This information is based solely on information set forth in a Schedule 13D/A filed with the SEC on December 15, 2011 jointly by Novartis AG and Novartis Pharma AG and a subsequent Form 4 filed with the SEC by such entities on February 23, 2012.

(5)	Consists of 10,987,500 shares held by Brookside Capital Trading Fund, L.P., a Delaware limited partnership (the “Brookside Fund”). Brookside Capital Investors II, L.P., a Delaware limited partnership (“Brookside Investors II”) is the sole general partner of the Brookside Fund. Brookside Capital Management, LLC, a Delaware limited liability company, is the sole general partner of Brookside Investors II. This information is based solely on information set forth in a Schedule 13G/A filed by such entities on February 14, 2012.

(6)	Consists of 8,336,002 shares owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is based solely on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2012.

(7)	Consists of 6,664,079 shares held by FMR LLC. The information is based solely on information set forth in a Schedule 13G filed with the SEC on February 14, 2012. FMR LLC, a parent holding company, is the beneficial owner of all 6,664,079 shares and has sole dispositive power with respect to these shares. Edward C. Johnson III serves as Chairman of FMR LLC. Members of the Edward C. Johnson III family own shares of common stock representing approximately 49% of the voting power of FMR LLC. Mr. Johnson and members of his family may be deemed to form a controlling group with respect to the common voting stock of FMR LLC. Of these 6,664,079 shares of Common Stock, 5,749,509 shares are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR LLC. Mr. Johnson and FMR LLC, through its control of Fidelity Management & Research Company, each has sole dispositive power with respect to those shares. FMR reported that Pyramis Global Advisors, LLC, an investment adviser and an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 49,350 shares as of December 31, 2011. Mr. Johnson and FMR LLC through its control of Pyramis Global Advisors, LLC, each has sole voting power and sole dispositive power with respect to those shares.

(8)	Consists of 5,665,000 shares held by The Baupost Group, L.L.C. The information is based solely on information set forth in a Schedule 13G filed with the SEC on February 10, 2012 jointly by The Baupost Group L.L.C (“Baupost”), SAK Corporation and Seth A. Klarman. Baupost is a registered investment adviser and acts as an investment adviser and general partner to certain investment limited partnerships. SAK Corporation is the Manager of Baupost. Mr. Klarman, as the sole director and sole officer of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost.

(9)	Mr. Goff serves as vice president and head, primary care business unit of Novartis Pharmaceuticals Corporation, an affiliate of Novartis, and does not have sole or shared voting or dispositive power over shares held by Novartis.

(10)	Mr. Pelzer serves as president of Novartis Corporation, an affiliate of Novartis, and does not have sole or shared voting or dispositive power over shares held by Novartis.

(11)	Consists of 30,000 shares held by Dr. Mayers’ spouse.

(12)	Includes 200 shares held by Dr. Standring’s spouse.

Executive Officers

The following table sets forth information relating to the individuals who serve as executive officers as of March 29, 2012:

Name	Age	Position
Ronald C. Renaud, Jr.	43	President and Chief Executive Officer and Director

Daniella Beckman	33	Senior Vice President, Chief Financial Officer and Treasurer

Paul J. Fanning	54	Senior Vice President, Human Resources

Douglas Mayers, M.D.	58	Executive Vice President, Clinical Development and Chief Medical Officer

Maria D. Stahl	41	Senior Vice President, General Counsel and Secretary

David N. Standring, Ph.D.	61	Executive Vice President and Chief Scientific Officer

Ronald C. Renaud, Jr. has served as our president and chief executive officer and a director since October 2010. Prior to that Mr. Renaud served as our chief financial officer and treasurer since June 2007 and as our chief business officer since June 2010. Prior to joining Idenix in 2007, Mr. Renaud served as senior vice president and chief financial officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company, from February 2006 to May 2007. Mr. Renaud was a senior research analyst and global sector coordinator for JP Morgan Securities from May 2004 until February 2006, where he was responsible for the biotechnology equity research effort, covering all ranges of capitalized biotechnology companies. He also spent more than five years at Amgen, where he held positions in clinical research, investor relations and finance. Mr. Renaud holds a B.A. from St. Anselm College and an M.B.A. from the Marshall School of Business at the University of Southern California.

Daniella Beckman has served as our senior vice president, chief financial officer and treasurer since February 2012 and as our vice president, chief financial officer and treasurer from June 2011 to February 2012. From October 2010 to June 2011, Ms. Beckman served as our interim chief financial officer and treasurer. Prior to that, Ms. Beckman served as our corporate controller from March 2008 to October 2010. From March 2006 to March 2008, Ms. Beckman held positions at Coley Pharmaceutical Group, most recently as corporate controller. Prior to Coley, Ms. Beckman held positions at Biogen Idec from September 2004 through March 2006 as well as PricewaterhouseCoopers LLP from September 2000 through 2004. Ms. Beckman holds a B.A. from Boston University. She is also a Certified Public Accountant, or CPA.

Paul J. Fanning has served as our senior vice president, human resources since December 2007 and as our vice president, human resources from March 2004 to December 2007. Prior to joining Idenix, Mr. Fanning was employed by The Foxboro Company and its affiliates from 1984 to 2004, most recently as vice president, human resources at Invensys Process Systems from 2000 to 2004. Mr. Fanning holds an M.B.A. from Babson College and a B.S. from the University of Massachusetts.

Douglas Mayers, M.D. has served as our executive vice president, clinical development and chief medical officer since January 2007. Prior to joining Idenix, from May 2001 until January 2007, Dr. Mayers was with Boehringer Ingelheim Pharmaceuticals, Inc., where he served as vice president, therapeutic area of virology and was responsible for the strategic coordination of all HIV and hepatitis clinical trials in phases I through IV. Prior to joining Boehringer Ingelheim, Dr. Mayers conducted clinical trials in HIV research during his seventeen years in the United States Navy and his subsequent three years as the head of infectious diseases with Henry Ford Hospital. Dr. Mayers completed his M.D. at the University of Pennsylvania.

Maria D. Stahl has served as our senior vice president, general counsel and secretary since October 2010. Ms. Stahl served as our vice president, associate general counsel from February 2008 to November 2009 and as assistant general counsel from February 2007 to February 2008. Prior to rejoining Idenix, Ms. Stahl served as general counsel of Zipcar, Inc., a car sharing company, from November 2009 to October 2010. From February 2005 to February 2007, Ms. Stahl served as vice president, corporate counsel of Capital Crossing Bank. Prior to that, Ms. Stahl was at Wilmer Cutler Pickering Hale and Dorr LLP from 1997 to 2005. Ms. Stahl has a B.A. from Providence College and a juris doctorate from Yale Law School.

David N. Standring, Ph.D. has served as our executive vice president and chief scientific officer since February 2011. Previously, Dr. Standring served as our executive vice president, biology from December 2007 to February 2011, as senior vice president, biology from March 2006 to December 2007, as vice president, biology from March 2002 to March 2006 and as our executive director of biology from September 2000 to March 2002. Prior to joining Idenix, from February 1998 to July 2000, Dr. Standring served as research fellow and then as associate director, virology department at Schering-Plough Research Institute, a division of Schering Plough Corporation, a pharmaceutical company. From November 1994 to January 1998, Dr. Standring served as group leader, hepatitis, virology department at Bristol-Myers Squibb Research Institute. From 1984 to 1994, Dr. Standring was on the faculty of the University of California at San Francisco. Dr. Standring holds a B.A. from St. John’s College, Oxford University and a Ph.D. in Bioorganic Chemistry from Harvard University.

Each of our executive officers is elected or appointed by, and serves at the discretion of, the board of directors. In addition, until such time as Novartis and its affiliates own less than 30% of our voting stock, Novartis’ consent is required for the selection and appointment of our chief financial officer. If in Novartis’ reasonable judgment our chief financial officer is not satisfactorily performing his or her duties, we are required to terminate the employment of our chief financial officer. Each of our executive officers devotes his or her full time to our affairs.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have designed our executive compensation program to support our business goals and promote the long-term growth of the company. Specifically, our compensation program is designed to reflect a pay-for-performance philosophy that links short- and long-term cash and equity incentive awards of our employees to the achievement of measurable corporate and individual performance goals.

Our compensation philosophy is to target our executive officers’ compensation at a competitive rate, generally between the 50th and the 75th percentiles for total annual compensation as benchmarked against the total compensation of executive officers in comparable positions at a peer group of companies of similar size and market capitalization in the biotechnology sector. A substantial portion of total compensation for our executive officers is tied to key corporate strategies and operational goals such as drug discovery initiatives, clinical trial progress and other operational and financial measures. Variable compensation comprises a significant portion of target compensation for our executive officers. This results in actual compensation levels which reflect performance against corporate and individual goals.

Our compensation program is designed to mitigate risk while at the same time helping to retain our executives and to align their interests with those of our shareholders by allowing our executives to participate in the longer term success of Idenix. Design features and attributes of our compensation program which reinforce shareholder alignment include:

•	an annual incentive program whereby awards are only granted if pre-determined corporate objectives as set by our board of directors and individual objectives are met;

•

a long-term incentive program under which all employees, including our executive officers, are eligible to receive grants of stock options in order to align employee interests with those of our shareholders over the longer-term. Stock options are granted based on fixed share guidelines to mitigate stock price volatility which is common in the biopharmaceutical sector and, therefore, generally avoids the requirement to grant additional stock option awards in any year when stock performance may be below expectation;

•

our three-year annual equity “burn” rate (the number of shares granted divided by our common shares outstanding) is 2.1% from fiscal year 2009 through the end of fiscal 2011 which is below both the peer median and the Institutional Shareholders Services, or ISS, burn rate cap; and

•

change-in-control provisions in our written employment arrangements with our named executive officers require a “double-trigger” such that the change-in-control must occur and the executive’s employment must terminate for specific reasons in order for compensation associated with the change-in-control to be paid.

At our 2011 annual meeting of stockholders held on June 2, 2011, approximately 77% of stockholders voted to approve the non-binding advisory vote on executive compensation. The Compensation Committee believes this level of stockholder support reflects an endorsement of our compensation policies and philosophy and did not change the approach to executive compensation in 2012. At the 2011 annual meeting, a majority of our stockholders recommended that the non-binding vote on executive compensation occur every three years. The next shareholder advisory vote will be held in 2014.

Corporate performance met expectations this past year as the company achieved critical goals relating to the clinical development of IDX184, our lead candidate, IDX719, our NS5A inhibitor, and our preclinical pipeline. The impact of the removal of the full clinical hold by the United States Food and Drug Administration, or FDA, to a partial clinical hold, which allowed us to continue the clinical development of IDX184 during 2011 was a key item considered during the review of corporate performance and critical to compensation decisions. The partial clinical hold was then removed by the FDA in early 2012 as a result of favorable safety data. Other goals which had a significant impact in regard to the compensation determinations for 2011 included those related to the filing of an investigational new drug application, or IND, for IDX719, our NS5A inhibitor, and achievements related to our preclinical pipeline. These and other considerations are discussed in greater detail below.

Overview of Our Philosophy

As noted above, the compensation philosophy of our board of directors is to target our executive officers’ compensation at a competitive rate, generally between the 50th and the 75th percentiles for total annual compensation, using the Towers Watson (an independent executive compensation consulting firm) benchmark data to provide analysis and specific information with respect to the peer group discussed above, as well as the Radford Global Life Sciences survey. Benchmarking and aligning base salaries is critical to our compensation program since other elements of our compensation are affected by changes in base salary. For example, payments under our annual cash performance incentive plan are targeted and paid out as a percentage of base salary. Adjustments to the base salary in any year are made based on the following considerations:

•	comparisons to our targeted compensation percentile within the proxy-based and survey data discussed above;

•	evaluation of the executive’s level of responsibility and experience;

•	an executive’s individual performance; and

•	company-wide performance.

Procedures for Determining Executive Compensation

The Compensation Committee of our board of directors has primary responsibility to assist the board in designing, implementing and maintaining a compensation program for our executive officers, including the oversight of the administration of our stock option plans. The responsibilities of the Compensation Committee are set forth in detail in the Compensation Committee charter and which can be found on our website at www.idenix.com under the caption “Investor — Corporate Compliance and Governance”. These responsibilities include:

•	determining the type and level of compensation for executive officers;

•	recommending to the board of directors the type and level of compensation for the chief executive officer;

•	recommending to the board of directors the compensation payable to non-employee directors; and

•	oversight of the administration of our stock option plans.

The Compensation Committee seeks to ensure that our executive compensation program contains an appropriate amount of compensation that is at risk for each of our executive officers and subject to the achievement of critical business objectives.

To help evaluate the appropriate levels of compensation with respect to each component of our compensation program, the Compensation Committee annually reviews the compensation levels of our named executive officers and other key executives against the compensation levels of comparable positions of a peer group of companies. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In recent years, including fiscal 2011, the Compensation Committee retained Towers Watson, an independent executive compensation consulting firm, to provide assistance in evaluating and developing our executive compensation program. Towers Watson provides the Compensation Committee with relevant market data regarding executive compensation. The Compensation Committee uses this market data as a guide against which the Compensation Committee evaluates the compensation of each of the executive officers, including the named executive officers, in light of the executive’s scope of responsibility and expertise. Towers Watson provides consulting activities on behalf of the Compensation Committee and does not provide consulting or additional services for Idenix management.

Towers Watson generally provides the following:

•

compensation survey data to the Compensation Committee for purposes of benchmarking or comparing each compensation component within our executive compensation program — namely base salary, cash incentive programs, equity programs and benefits — to a group of other publicly traded companies engaged in the discovery and development of drug products. The peer group is based on the similarity of revenue size, market capitalization headcount and research and development expenditures;

•	assistance to interpret various sets of compensation data;

•	its own views on our compensation policies in general, compensation and competitiveness as compared to our stated compensation philosophy for each of our named executive officers; and

•	assistance in the selection of our peer group companies.

In gathering competitive market compensation data, Towers Watson generally utilizes two primary sources:

•	published compensation surveys for biotechnology and pharmaceutical companies; and

•	proxy information of selected peer organizations.

In fiscal 2011, Towers Watson utilized the 2011 Radford Global Life Sciences survey and comparable executive compensation information published in publicly available proxy statements from the peer group organizations set forth below to develop the competitive benchmark analysis. In addition, Towers Watson considered the overall economic environment and trends within the biopharmaceutical industry when making their observations and recommendations. Towers Watson presented its findings and observations in a written report to the Compensation Committee prior to the Compensation Committee making any determination or recommendation regarding the compensation of the executive officers.

In fiscal 2011, the Compensation Committee established total compensation targets for the executive officers using the Radford Global Life Sciences survey and the proxy information of a peer group comprised of 15 companies. When we refer to total compensation, we generally mean base salary, cash incentives and equity. The Compensation Committee reviews and approves the list of peer companies each year. Our current peer group consists of the following:

•	Achillion Pharmaceuticals, Inc.,
•	Alnylam Pharmaceuticals, Inc.,
•	Ardea Biosciences, Inc.,
•	Arena Pharmaceuticals, Inc.,
•	Ariad Pharmaceuticals, Inc.,
•	Array BioPharma, Inc.,
•	BioCryst Pharmaceuticals, Inc.,
•	Dyax Corporation,

•	InterMune, Inc.,
•	Lexicon Pharmaceuticals, Inc.,
•	Maxygen, Inc.,
•	Medivation, Inc.,
•	Neurocrine Biosciences, Inc.,
•	Pharmasset, Inc., and
•	Rigel Pharmaceuticals, Inc.

In addition to reviewing the compensation of the named executive officers against the comparative data developed by Towers Watson, the Compensation Committee also considers benchmarking data as well as recommendations from our chief executive officer regarding compensation for all other personnel holding the position of vice president or higher. With respect to our chief executive officer, the Compensation Committee recommends increases to his base salary, if any, his target cash performance incentive and target equity amounts to our board for approval. The Compensation Committee’s recommendation is based upon several factors, including the benchmarking of our chief executive officer’s compensation against comparative data prepared by Towers Watson and, as more fully discussed below, achievement of corporate goals and objectives for the year.

Lastly, the Compensation Committee reviews a comprehensive analysis of all elements of each named executive officer’s compensation, including any amounts payable under severance or change-in-control arrangements under post-employment scenarios. This review also analyzes how changes in any element of compensation could impact other elements, particularly severance or change-in-control benefits, if applicable to the executive. Such analysis has become a key component in the Compensation Committee’s review of an executive’s compensation as the analysis allows the Compensation Committee to consider an executive’s overall compensation rather than only one or two specific components.

Review of Management’s Actual 2011 Performance Compared to Pre-Determined Goals

In the first quarter of each fiscal year, corporate and individual goals for the year are drafted by the chief executive officer and the other executive officers. These goals are weighted by relative importance to Idenix’s success. The corporate goals are presented to the Compensation Committee, which actively engages in the process of setting and finalizing the objectives for review and recommendation to the full board of directors. The corporate goals and their respective weightings are finalized and approved by the board of directors. The extent to which corporate and individual goals are achieved is used in determining annual cash incentive payments and is considered in determining equity awards for our executives. Individual goals are drafted by each executive officer and approved by the chief executive officer. The chief executive officer’s individual goals are the corporate goals due to the unique nature of his position.

Upon completion of the fiscal year, the chief executive officer evaluates the performance of each executive officer (other than himself) and assigns a proposed rating to such officer based upon his or her contribution to the achievement of the corporate and individual goals. The chief executive officer presents a summary recommendation to the Compensation Committee of the performance evaluations and ratings along with compensation recommendations for the executive officers. The Compensation Committee reviews these recommended evaluations and also rates our overall performance against the corporate goals, as further described below, and then decides whether to approve or adjust the recommendations for individual executives made by the chief executive officer. In determining the executive’s performance in any year, including fiscal 2011, the Compensation Committee considers the difficulty of attaining the corporate and individual objectives, whether there were any extenuating circumstances or factors that needed to be considered and whether the stated objectives were met.

In addition, the Compensation Committee meets in executive session to discuss and review the compensation of the chief executive officer and his performance over the past year compared to the previously approved goals for the corresponding year and compares his compensation to third party compensation benchmark data prepared by Towers Watson. The Compensation Committee provides recommendations regarding compensation for the chief executive officer to our board of directors. Our board of directors reviews and approves any changes in our chief executive officer’s compensation by the end of the first quarter of the fiscal year.

No executive officer, including our chief executive officer, recommends or determines any element or component of his or her own pay package or total compensation amount.

In the first quarter after each completed fiscal year, the Compensation Committee evaluates the company’s performance for the prior year against the pre-determined corporate objectives to determine the amount of funding for the total cash incentive pool for all employees, as discussed more fully below. For fiscal 2011, the performance ratings set forth in the table below were used to evaluate the achievement of the corporate objectives. The corporate objectives are divided into categories with relative weightings. The number of categories and their respective weightings varies from year to year. For fiscal 2011, there were six categories of objectives with weightings from 10% to 35%, as further described below. The Compensation Committee evaluates each category of objectives, establishes a performance rating for each and then determines an overall corporate cash incentive bonus pool based on the weighting of the categories of objectives. The determination of the corporate rating for each of the six categories, while based primarily on the actual achievement of each objective within the category, also reflects a subjective analysis by the Compensation Committee.

An overall corporate performance rating of “Inadequate” results in the payment of less than 70% of the aggregate target cash incentive bonus pool. An overall corporate performance rating of “Strong” will equate to a payment of 70-110% of the aggregate target cash incentive bonus pool, and an overall corporate performance rating of “Outstanding” will equate to a payment of 100-200% of the aggregate target cash incentive bonus pool. The corporate performance rating scale and bonus payout potential is set forth in the table below.

Overall Corporate Performance Rating	Target Bonus Payout Potential
Outstanding	100-200% of Cash Incentive Bonus Pool
Strong	70-110% of Cash Incentive Bonus Pool
Inadequate	Less than 70% of Cash Incentive Bonus Pool

For fiscal 2011, overall corporate goals were met and as a result the overall corporate performance rating was “Strong”. The Compensation Committee determined based on this rating to approve a total cash incentive pool of 100% of the aggregate target cash incentive bonus pool. In making its determination, the Compensation Committee recognized several key accomplishments during 2011. Specifically, the Compensation Committee acknowledged the lifting of the full clinical hold on IDX184 in February 2011 allowing for the continued clinical development of IDX184, the results of the interim data of the first 31 patients to complete 28 days of treatment, and the FDA’s lifting of the partial clinical hold in February 2012. The lifting of the partial clinical hold in February 2012 allows us to initiate a broad Phase IIb program with IDX184 during 2012. The Compensation Committee also considered the achievement of other goals which had a significant impact on the compensation determinations for 2011 such as the filing of an IND for IDX719, our NS5A inhibitor, and achievements related to our preclinical pipeline.

Once the overall corporate rating is determined for fixing the aggregate cash incentive pool for all employees, each executive officer’s individual performance is given a rating of “Outstanding Performer,” “Strong Performer,” or “Performer Needing Improvement.” These ratings are then used to determine the percentage of his or her individual cash incentive target amount that he or she is eligible to receive. The bonus payout potential for each performance category is as follows:

Performance Category	Bonus Payout Potential
Outstanding Performer	100-200% of Bonus Target
Strong Performer	70-110% of Bonus Target
Performer Needing Improvement	Less than 70% of Bonus Target

An executive officer’s actual bonus payout is determined by multiplying his or her cash bonus target by the percentage of the total cash incentive bonus pool that the Compensation Committee has determined to be allocable, and then multiplying that amount by the bonus payout percentage that the Compensation Committee has set based upon his or her individual performance. Set forth below are some examples of the calculation of individual cash incentive amounts for each performance category:

Performance Category	Bonus Target	Aggregate Corporate Incentive Pool for Fiscal 2011	Bonus Payout Percentage	Total Individual Cash Incentive
Outstanding Performer	$50,000	100%	110%	$55,000 ($50,000 x 1.0 x 1.10)
Strong Performer	$50,000	100%	80%	$40,000 ($50,000 x 1.0 x 0.80)
Performer Needing Improvement	$50,000	100%	50%	$25,000 ($50,000 x 1.0 x 0.50)

Other than the chief executive officer, a blending of the achievement of individual and corporate goals will determine actual bonus payout. The chief executive officer’s bonus payout is based solely on the corporate performance rating.

2011 Corporate Objectives

For fiscal 2011, the following represents a summary of our six corporate categories and goals, achievements and respective relative weightings:

1.	IDX184, a drug candidate for the treatment of hepatitis C virus, or HCV, accounted for 35% of overall corporate goals

Goal: Entering into a partnership arrangement for this drug candidate.

Achievement: We did not enter into a partnership arrangement for this drug candidate during 2011. Management and the board of directors determined that it was in the best interests of the company and its shareholders to maximize the value of IDX184 by delaying a partnership arrangement until after the completion of the ongoing phase IIb study of IDX184.

Goal: Successfully removing IDX184 from full clinical hold to allow the clinical advancement of the drug candidate.

Achievement: The full clinical hold on IDX184 was removed by the FDA in February 2011, allowing the clinical development of the drug candidate under a partial clinical hold. The partial clinical hold was subsequently removed in February 2012.

Goal: Initiating a phase II three month clinical trial with IDX184 in combination with pegylated interferon and ribavirin and dosing at least the first 30 patients prior to year end.

Achievement: We initiated the phase IIb study of IDX184 in July 2011 and provided the independent data safety monitoring board, or DSMB, with the results of the interim data for the first 31 patients to complete 28 days of treatment in December 2011. In early January 2012, the FDA received the interim results and the DSMB’s recommendation to allow the continuation of the study and as a result subsequently removed the partial clinical hold in February 2012.

2.	Nucleoside/Nucleotide HCV polymerase program, accounted for 20% of overall corporate goals

Goal: Identifying novel nucleotide prodrugs with specific antiviral activity in preclinical testing.

Achievement: During 2011, we identified several novel nucleotide prodrugs which met specific criteria relating to activity against HCV.

Goal: Of the novel nucleotide prodrugs identified, select suitable drug candidates for initiating toxicology and pharmacology studies in order to allow for an IND with the FDA, or clinical trial application, or CTA, with the appropriate regulatory agency outside the United States.

Achievement: We initiated IND-enabling studies on two nucleotide prodrug compounds, IDX19368 and IDX19370 during the second half of 2011 and those IND-enabling studies are currently ongoing for IDX19368.

3.	NS5A Inhibitor program, accounted for 10% of overall corporate goals

Goal: Completing toxicology and pharmacology studies of a preferred NS5A inhibitor candidate in order to allow for an IND to be submitted to the FDA.

Achievement: We completed the IND-enabling studies on two potential NS5A drug candidates, IDX719 and IDX380 during fiscal 2011.

Goal: Submitting an IND with the FDA or a CTA with the appropriate regulatory agency outside the United States, to be filed with the appropriate regulatory agency for the preferred NS5A drug candidate to support the initiation of a phase I clinical study.

Achievement: We filed the IND for IDX719, our selected NS5A drug candidate, with the FDA in the fourth quarter of 2011 and began the phase I clinical study in early 2012.

4.	Protease Inhibitor program, accounted for 10% of overall corporate goals

Goal: Identifying protease inhibitors with improved genotypic coverage and an acceptable preclinical safety profile and develop a formulation for such compounds to support preclinical studies.

Achievement: Two lead protease inhibitor candidates were selected and formulations for such compounds were developed to support preclinical studies. We subsequently determined to reallocate discovery and development resources from our protease inhibitor program to our nucleotide program.

5.	General Operations accounted for 15% of overall corporate goals

Goal: Raise sufficient funds to enable the company to operate beyond 2012.

Achievement: We raised approximately $126 million in net proceeds and we managed our cash burn to enable the company to operate beyond 2012.

6.	Longer Term Creation of Shareholder Value accounted for 10% of overall corporate goals

Goal: Objectives relating to evaluating strategic alternatives to enhance our pipeline and thereby increase long-term shareholder value.

Achievement: We evaluated several strategic alternatives, including in-licenses, non-exclusive collaborations and various other arrangements, to enhance our pipeline and thereby increase long-term shareholder value.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash performance incentive;

•	stock option awards;

•	benefits; and

•	severance and change-in-control payments.

We do not have a formal process for allocating compensation between long-term and short-term compensation or between cash and non-cash compensation, but, as discussed above, we do analyze peer group data and related third party information. The Compensation Committee, after reviewing information provided by Towers Watson, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

We use base salary to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our executives. When establishing base salaries, the Compensation Committee considered the level of an individual’s responsibility and experience, and reviewed both comparable positions in the market and the market demand for such executive’s skill sets at the time of hire. Base salaries may be increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives as well as our combined success in meeting corporate goals, subject to minimum salary requirements set forth in applicable employment agreements. Salaries for individual executive officers are compared to those of executives at peer group companies based on the surveys and proxy statement information described above. Base salaries may also be adjusted to maintain market competitiveness, as compared to our peers.

In the case of our named executive officers, the minimum base salary is mandated by our written employment arrangements with those executives. Increases in base salary, if any, generally take effect in March of each year.

For 2012, the Compensation Committee determined base salary increases were appropriate for the named executive officers based on both individual and company performance. In determining these increases, the Committee utilized the market data provided by Towers Watson, and, where appropriate based on scope of responsibility and individual contributions, approved certain salary adjustments to ensure that base salary levels are aligned with the compensation philosophy which targets base pay levels between the 50th – 75th percentiles. As a result, the Compensation Committee determined that the annual base salary of Daniella Beckman, our senior vice president, chief financial officer and treasurer would be increased from $240,000 to $300,000 in recognition of the responsibilities and duties Ms. Beckman has assumed over the past twelve months and as a result of information provided by Towers Watson to the Compensation Committee regarding the annual base salaries of similar positions of companies in our peer group. The Compensation Committee determined that Dr. Mayers annual base salary would be increased from $350,000 to $364,000; Dr. Standring’s annual base salary would be increased from $325,000 to $340,000; and Ms. Stahl’s annual base salary would be increased from $300,000 to $315,000 as a result of information provided by Towers Watson to the Compensation Committee regarding the annual base salaries of similar positions of companies in our peer group.

For 2012, our board of directors determined, following a recommendation by the Compensation Committee, that our chief executive officer’s base salary be increased from $485,000 to $530,000 based upon Mr. Renaud’s strong performance during 2011 and market data provided by Towers Watson to the Compensation Committee.

Named Executive Officer	Title	2011 Salary	2012 Salary
Ronald C. Renaud, Jr.	President and Chief Executive Officer	$485,000	$530,000
Daniella Beckman	Senior Vice President, Chief Financial Officer and Treasurer	$240,000	$300,000
Douglas Mayers, M.D.	Executive Vice President, Clinical Development, and Chief Medical Officer	$350,000	$364,000
David N. Standring, Ph.D.	Executive Vice President and Chief Scientific Officer	$325,000	$340,000
Maria D. Stahl	Senior Vice President and General Counsel	$300,000	$315,000

Annual Cash Performance Incentive

We have an annual cash performance incentive plan for our executives, as discussed above. The annual cash performance incentive is intended to compensate for the direct contribution made by the executive to the achievement of company strategic, operational and financial goals through individual effort and achievement. Amounts payable under the annual cash performance incentive plan are calculated as a percentage of the executive’s base salary. A target annual incentive amount is established at the beginning of each year. The plan allows for awards ranging from 0% to 200% of the cash target amount. Other than for Mr. Renaud, the actual cash performance incentive award for an executive officer is determined according to the named executive officer’s level of achievement and performance category against the corporate objective and such executive’s individual objectives. Due to the expectations uniquely associated with his position as president and chief executive officer, Mr. Renaud’s cash incentive award is based solely on the achievement of corporate goals and objectives.

According to the compensation bonus plan approved by the Compensation Committee and the board of directors, the overall corporate performance rating was “Strong” and therefore equated to the payment of 70 to 110% of the target bonus for fiscal 2011. The Compensation Committee determined to fund 100% of the total cash incentive pool. Each named executive officer’s performance was evaluated against the corporate performance discussed above and his or her level of achievement against his or her individual pre-determined objectives and categorized as “Outstanding Performer,” “Strong Performer,” or “Performer Needing Improvement.”

Mr. Renaud’s overall rating was weighted based on the achievement of the corporate goals. Mr. Renaud received 103% of his target bonus based on the company’s overall achievement of corporate goals and objectives, particularly those related to IDX184, the filing of the IND for IDX719 and the continued progress of our nucleoside/nucleotide programs.

Ms. Beckman’s overall rating was associated with the general and financial operations of the company and an assessment of her individual goals and accomplishments as chief financial officer and treasurer, including her involvement in two successful capital raises. Ms. Beckman received a cash performance incentive at 100% of her target based on these accomplishments.

Dr. Mayers’ overall rating was weighted based on the achievement of goals associated with the clinical development of our lead compound IDX184 and individual goals in support of other programs. Dr. Mayers’ cash performance incentive was above his target, or 120% of his target, because of the achievement of the critical clinical development goals pertaining to IDX184.

Dr. Standring’s overall rating was weighted based on the achievement of goals associated with IDX184, IDX719, and our discovery program, with individual goals associated with his position as chief scientific officer. Dr. Standring’s cash performance incentive was 105% of his target due to his contributions to the corporate goals, particularly in regard to the filing of the IND for IDX719 and continued progress of our nucleoside/nucleotide discovery programs.

Ms. Stahl’s overall rating was weighted based on both the achievement of corporate goals associated with general operations and her individual goals. Ms. Stahl’s cash performance incentive was 105% of her target due to her contributions to the corporate goals and her achievement of individual goals, including her involvement in two successful capital raises and in the evaluation of strategic alternatives relating to IDX184.

The targeted cash performance incentive awards set in February 2011, along with actual amounts paid in 2012 for performance in fiscal 2011, for our named executive officers is set forth in the following table:

Named Executive Officer	Title	2011 Targeted Cash Performance Incentive As a Percentage of Base Salary	Actual Performance Incentive As a Percentage of Base Salary for 2011	Actual Cash Performance Incentive Paid for 2011
Ronald C. Renaud, Jr.	President and Chief Executive Officer	60%	62%	$300,000

Daniella Beckman	Senior Vice President, Chief Financial Officer and Treasurer	35%	35%	$84,000

Douglas Mayers, M.D.	Executive Vice President, Clinical Development, and Chief Medical Officer	50%	60%	$210,000

David N. Standring, Ph.D.	Executive Vice President and Chief Scientific Officer	50%	53%	$170,625

Maria D. Stahl	Senior Vice President and General Counsel	35%	37%	$110,250

The incentive awards set forth in the table above were paid to the named executive officers in March 2012. Furthermore, in reviewing current bonus targets for the named executive officers compared to our peer group, the Compensation Committee determined that the bonus targets for the executive officers should remain at the same level for 2012.

Stock Options

Our stock option program is the primary vehicle for offering long-term incentives to our executives, although the Compensation Committee has the authority to award other forms of equity-based compensation under our stock incentive plan. We believe that stock option grants provide our executives with a strong link to our long-term performance and create an ownership culture that helps align the interests of our executives and shareholders. In addition, the vesting feature of our stock option grants furthers our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. The Compensation Committee and the board closely oversee the annual “burn rate” or stock utilization rate under our stock option program to ensure that it is appropriate in proportion to the overall corporate stock option plan. We use the term “burn rate” to mean, and burn rate is generally defined as, the total number of shares subject to all equity awards granted during the fiscal year divided by the total number of shares outstanding plus the shares available for grant under our stock incentive plans at the end of the fiscal year. Our three-year average burn rate was 2.1% from fiscal year 2009 through the end of fiscal 2011, which is within the industry guidelines established by ISS, and is below the median of our peer group.

The annual target equity awards for named executive officers are set forth in such officer’s respective employment agreement, each of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011. The Compensation Committee reviews these targets, and if necessary, makes any appropriate adjustments each year as part of the annual review process. The Compensation Committee increased these award targets for Drs. Mayers and Standring in February 2011 and Ms. Stahl in February 2011. These increases were made in light of market data. The Compensation Committee approved an award target for Ms. Beckman in June 2011 in connection with her election to her position as chief financial officer. The executive officers are awarded stock options with an exercise price equal to the fair market value of Idenix common stock on the date of the grant. For executive officers other than our chief executive officer, the Compensation Committee approves such grants of options. The stock options awarded to our chief executive officer are approved by our board of directors. Our board of directors increased Mr. Renaud’s stock option award target in February 2011 in light of market data. All stock options granted to our executive officers vest monthly over a four-year period.

Stock Option Grant Practices

Annual Stock Option Awards

Executive officers are eligible for an annual stock option grant which is also a key part of our overall compensation program. As noted above, we provide a portion of our executive compensation in the form of stock options that vest and become exercisable over time, because we believe these stock option grants help retain our executives and align their interests with those of our shareholders by allowing our executives to participate in the longer term success of Idenix. In considering annual stock option awards for our executives, the Compensation Committee conducts a review of all components of the executive’s compensation to ensure that an executive’s total compensation is consistent with our overall philosophy and objectives.

Stock awards are granted based on fixed share guidelines to mitigate stock price volatility which is common in the biopharmaceutical sector and, therefore, generally avoids the need to grant additional stock option awards in any year when stock performance may be below expectations. Stock awards to our executives are typically granted annually in conjunction with the review of individual performance. This review takes place at a regularly scheduled meeting of the Compensation Committee held during the first quarter of the fiscal year. During this review, the chief executive officer provides stock option award and target recommendations for the executive officers to the Compensation Committee. The Compensation Committee reviews the recommendations and is ultimately responsible for approval of all option grants and target amounts to executive officers, other than to our chief executive officer. Stock option grants and target amounts regarding our chief executive officer are recommended by the Compensation Committee for approval by our board of directors.

Determination of Stock Option Exercise Prices

Stock options are granted with an exercise price equal to the fair market value on the grant date, calculated as the average of the open and close prices of our common stock as reported on the NASDAQ Global Market on such date. Idenix has not re-priced stock options or granted any options below fair market value on the grant date. Idenix will not re-price stock options or grant options below fair market value on the grant date without prior stockholder approval.

Initial New Hire Grant

Idenix provides an initial stock option award to all employees with regular employment status, which includes our executive officers. The amount of the award is based upon similar grants to individuals holding comparable positions in peer group companies, based on survey data. The amount of the initial stock option award is also reviewed in light of the employee’s base salary and other compensation to ensure that the employee’s total compensation is in line with our overall compensation philosophy.

Stock Option Grants for Fiscal 2011 and Target Grants for Fiscal 2012

During the first quarter of 2012, our named executive officers received long-term incentive awards as part of the annual review process for fiscal 2011 performance. No other long-term incentive awards were granted to the named executive officers in connection with their performance in fiscal 2011. With the exception of Ms. Stahl, these long-term awards granted for fiscal 2011 were above the target amounts for all of the named executive officers as a result of corporate and individual achievements during 2011.

For our 2011 fiscal year long-term incentive compensation, the Compensation Committee authorized a grant of stock options, which was made on February 29, 2012, to the named executive officers (other than Mr. Renaud). On March 1, 2012, the board approved a stock option grant to our chief executive officer based on a recommendation of the Compensation Committee. Set forth in the table below are the stock option targets for fiscal 2011 for our named executive officers and the actual number of options granted to such named executive officers for fiscal 2011. The table also includes the stock option targets for fiscal 2012 for our named executive officers.

Our chief executive officer, Mr. Renaud, was granted a stock option to purchase 375,000 shares of our common stock, which was greater than his target for fiscal 2011 in consideration of the achievement of the corporate goals for fiscal 2011, particularly those related to IDX184 and the lifting of the full clinical hold on IDX184.

Ms. Beckman, our senior vice president, chief financial officer and treasurer, was granted a stock option to purchase 100,000 shares of our common stock, which was greater than her target for fiscal 2011, in recognition of the achievement of individual and corporate goals for fiscal 2011, including her involvement in two successful capital raises. Ms. Beckman did not have an option target prior to her promotion to vice president, chief financial officer and treasurer in June 2011. She was subsequently promoted to senior vice president, chief financial officer and treasurer in February 2012.

For fiscal 2011, our chief medical officer, Dr. Mayers, was granted a stock option to purchase 125,000 shares of our common stock, which was greater than his target for fiscal 2011 in consideration of his level of achievement of individual and corporate goals for fiscal 2011, including the achievement of the critical clinical development goals pertaining to IDX184 during 2011.

Dr. Standring, our executive vice president and chief scientific officer, was granted a stock option to purchase 125,000 shares of our common stock, which was greater than his target for stock options in consideration of his level of achievement of individual and corporate goals for fiscal 2011, including the discovery of several preclinical drug candidates.

Ms. Stahl, our general counsel, was granted a stock option to purchase 100,000 shares of our common stock, which was equal to her target for stock options in consideration of her level of achievement of individual and corporate goals for fiscal 2011, including her involvement in two successful capital raises and in the evaluation of strategic alternatives relating to IDX184.

The Compensation Committee (and the board, in the case of Mr. Renaud) determined that in light of market data, for the year ending December 31, 2012, the targeted shares underlying stock options for fiscal 2012 remain the same for the named executives set forth in the table below.

Named Executive Officer	Title	Targeted Shares Underlying Stock Options for fiscal 2011	Stock Options Granted for fiscal 2011	Targeted Shares Underlying Stock Options for fiscal 2012
Ronald Renaud	President and Chief Executive Officer	350,000	375,000	350,000

Daniella Beckman	Senior Vice President, Chief Financial Officer and Treasurer	80,000	100,000	80,000

Douglas Mayers, M.D.	Executive Vice President, Clinical Development and Chief Medical Officer	120,000	125,000	120,000

David N. Standring, Ph.D.	Executive Vice President and Chief Scientific Officer	120,000	125,000	120,000

Maria D. Stahl	Senior Vice President and General Counsel	100,000	100,000	100,000

Grants of stock options are designed and administered so that they are not subject to the limits on the company’s ability to take federal income tax deductions for executive compensation over $1.0 million per year, imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.

Benefits

We maintain benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. During 2011, all eligible and participating employees receive a 401(k) match of twenty-five percent (25%) on contributions, up to the first six percent (6%) of eligible compensation. For 2012, the employer-sponsored 401(k) match was increased to fifty percent (50%). Executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

We also provide all employees, including executive officers with a flexible spending account plan and paid time off benefits including, vacation, sick time and holidays. In addition, we reimburse the chief executive officer for term life insurance coverage of $2.0 million and for supplemental disability coverage. We also provide, from time to time, payment or reimbursement of expenses in connection with the relocation of our executive officers, including amounts required to gross up these expenses for tax purposes. We do not offer or provide any additional perquisites (other than those noted here) to the chief executive officer or any other officer of the company.

Severance and Change-in-Control Payments

We have entered into written employment arrangements with each of our named executive officers providing for, among other things, severance and change-in-control benefits as described below. We have worked to design our severance and change-in-control arrangements to be competitive, and we periodically review these arrangements relative to current market trends. We review the total compensation arrangements for each of our executives to determine whether the potential benefits that our current severance and change-in-control arrangements provide are proportionate to the value brought to Idenix by each of the executives, and we believe our current severance and change-in-control benefits are appropriate.

We believe that the severance plans for executives are consistent with our goal of offering compensation packages that enable us to attract and retain talented executives on terms consistent with the interests of our shareholders. While we do not believe that the provision of a severance plan is likely to be a determinative factor in an executive’s decision to join Idenix, the absence of such a plan could present a distinct competitive disadvantage in the market for talented executives.

For each of our named executive officers, the receipt of the severance and change-in-control payments described below are conditioned upon the executive officer agreeing not to engage in the following activities:

•

for a period of 12 months (18 months, in the case of Mr. Renaud) following termination of employment, engage in a business enterprise that competes with company’s business, particularly an entity that discovers, develops or commercializes therapeutics for the treatment of HBV, HCV and HIV;

•	for a period of 12 months (18 months, in the case of Mr. Renaud) following termination of employment, solicit or divert business partners of the company; and

•

for a period of 12 months (18 months, in the case of Mr. Renaud) following termination of employment, solicit, induce or attempt to induce an employee or independent contractor of the company to terminate his/her employment with the company.

Severance Payments

In the event that we terminate the employment of any of our named executive officers (other than Mr. Renaud) for reasons other than cause (as defined in their respective employment agreements), or if our named executive officers (other than Mr. Renaud) terminates his or her respective employment for good reason (as defined in his or her respective employment agreement), each executive is entitled to receive the following:

•

a lump sum payment equivalent to one times the executive officer’s base salary at the time of termination and the greater of: (i) the current year target cash performance incentive or (ii) the cash performance incentive earned in the year preceding the year in which the termination of employment occurs;

•	immediate vesting and exercisability of all outstanding equity awards; and

•

benefits continuation pursuant to the federal “COBRA” laws, and continued payment by Idenix of premiums for the executive officer (and his/her covered dependents) under the group health and dental coverage at the active employee rates for a period of 12 months subsequent to the date of termination.

In the event our board of directors terminates Mr. Renaud’s employment for reasons other than cause (as defined in his employment agreement), or he terminates his employment for good reason (as described in his employment agreement), Mr. Renaud is entitled to receive the following:

•	a lump sum payment equivalent to one and one half times his base salary at the time of termination;

•

one and one half times the greater of: (i) his current year target cash performance incentive or (ii) the cash performance incentive earned in the year preceding the year in which the termination of employment occurs;

•	immediate vesting and exercisability of all outstanding equity awards; and

•

benefits continuation pursuant to the federal “COBRA” laws, and continued payment by Idenix of premiums for him (and his covered dependents) under the group health, dental, and life insurance coverage at the active employee rates for a period of 18 months subsequent to the date of termination.

Change-in-Control Payments

We have designed our change-in-control policies to provide income continuity after a change-in-control of the company that results in the executive being separated from the company. Our policy in the case of change-in-control benefits has been to structure these as “double trigger” benefits. In other words, the change-in-control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated or the executive terminates his or her employment for good reason during a specified period after the change-in-control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change-in-control, while still providing them appropriate incentives to cooperate in negotiating any change-in-control in which they believe they may lose their jobs. Under the terms of their respective employment arrangements, if, within one year following a change in control of Idenix, the employment of our named executive officers (other than Mr. Renaud) is terminated without cause or if such officer terminates his or her employment for good reason, the officer is entitled to, in addition to any severance payment, an additional lump-sum payment in an amount equal to:

•	such officer’s annual base salary; and

•	the greater of such officer’s target cash performance incentive amount or the cash incentive award earned in the year preceding the year in which the termination occurs.

Under the terms of his employment arrangement, if, within one year following a change in control of Idenix, Mr. Renaud’s employment is terminated without cause or if Mr. Renaud terminates his employment for good reason, Mr. Renaud is entitled to, in addition to any severance payment, an additional lump-sum payment in an amount equal to:

•	one half his annual base salary; and

•	one half the greater of his target cash performance incentive amount or the cash incentive award earned in the year preceding the year in which the termination occurs.

The agreements we have with our named executive officers provide that the amount of severance benefits payable to such executive may be reduced by an amount such that the excise tax provisions of sections 280G and 4999 of the Internal Revenue Code of 1986 would not apply to such payments. The severance benefits payable will only be so reduced if the net after tax amount that would be received by the executive is greater than the net after-tax amount that would have been received without such reduction.

Tax Considerations

The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief executive officer and our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary

The Compensation Committee believes that our compensation programs are designed and administered in a manner consistent with its compensation philosophy and objectives. We continually monitor these programs in recognition of the dynamic marketplace in which we compete for talent. We intend to continue to emphasize pay-for-performance and equity-based incentive programs that reward executives for actual results and that are consistent with shareholder interests.

Narrative Disclosure of our Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

•

the multiple elements of our compensation packages, including base salary, annual bonus programs and equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business;

•

the structure of our annual cash bonus program that is based on a number of different performance measures (including goals related to our drug candidates and related programs, our discovery program and objectives relating to our general operations of the company, such as budget control, forecasting and financial reporting) and, generally, on both individual and corporate goals to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business;

•	the use of individual performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve;

•	goals being set appropriately to avoid targets that, if not achieved, result in a large percentage loss of compensation;

•	annual cash performance incentive awards for all employees are capped at two hundred percent (200%) of target amount; and

•	multi-year vesting of our equity awards that properly account for the time horizon of risk.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation for the fiscal year ended December 31, 2011 of our chief executive officer, chief financial officer and our three most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year other than the chief executive officer and chief financial officer. We refer to the executive officers identified in this table as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Ronald C. Renaud, Jr.,	2011	$479,167	—	$593,340	$300,000	$11,257 (5)	$1,383,764
President and Chief Executive Officer (4)	2010	367,600	—	963,060	66,850	3,282 (5)	1,400,792
	2009	350,200	—	356,279	175,000	3,359(5)	884,838

Daniella Beckman,	2011	211,767	—	201,731	84,000	4,044(7)	501,542
Senior Vice President Chief Financial Officer and Treasurer (6)	2010	153,430	—	13,156	12,128	2,594(7)	181,308

Douglas Mayers, M.D.	2011	346,667	—	119,802	210,000	4,109(8)	680,578
Executive Vice President, Clinical Development and Chief Medical Officer	2010	330,000	—	70,212	51,975	34,012(9)	486,199
	2009	290,687	—	129,556	140,000	3,675(8)	563,918

David N. Standring, Ph.D.	2011	315,833	—	247,225	170,625	4,510(10)	738,193
Executive Vice President, Chief Scientific Officer	2010	268,750	—	87,765	37,800	3,337(10)	397,652
	2009	260,000	—	145,751	105,000	3,315(10)	514,066

Maria D. Stahl,	2011	300,000	—	159,739	110,250	3,734(12)	573,723
Senior Vice President and General Counsel (11)	2010	68,269	70,000(13)	355,515	8,269	—	502,053

(1)	Salary increases generally occur in March and are not retroactive to January. For this reason, the amount actually paid to the named executive officer may be lower than such person’s base salary for the year. In the case of Ms. Beckman, she received a second salary increase in June 2011 in connection with her promotion to chief financial officer and treasurer.

(2)	The amounts in the Option Awards column reflect the grant date fair value of option awards granted during fiscal 2011 under our stock incentive plans, in accordance with FASB ASC Topic 718. There can be no assurance that FASB ASC Topic 718 amounts will reflect actual amounts realized. Refer to Note 9, “Equity Incentive Plans and Share-Based Compensation”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal 2011 filed with the SEC on March 6, 2012 for the relevant assumptions used to determine the valuation of our option awards.

(3)	The amounts shown in this column reflect cash bonus awards paid to our named executive officers under our annual performance-based incentive bonus plan for performance in the year indicated.

(4)	Mr. Renaud has served as president and chief executive officer since October 2010. From June 2007 to October 2010, Mr. Renaud served as our chief financial officer and treasurer.

(5)	Consists of amounts paid as a company match to Mr. Renaud’s 401(k) contribution for 2011, 2010 and 2009, respectively, and for supplemental life insurance premiums paid by Idenix and for company paid insurance premiums for 2011.

(6)	Ms. Beckman has served as senior vice president, chief financial officer and treasurer since February 2012. She served as vice president, chief financial officer and treasurer from June 2011 to February 2012. From October 2010 to June 2011, she served as interim chief financial officer and treasurer.

(7)	Consists of amounts paid as a company match to Ms. Beckman’s 401(k) contribution for 2011 and 2010, respectively, and company paid insurance premiums for 2011.

(8)	Consists of amounts paid as a company match to Dr. Mayers’ 401(k) contribution for 2011 and 2009, respectively, and company paid insurance premiums for 2011.

(9)	Consists of amounts paid as a company match to Dr. Mayers’ 401(k) contribution and for air fare (and the gross up of such amount) apportioned to Dr. Mayers’ spouse.

(10)	Consists of amounts paid as a company match to Dr. Standring’s 401(k) contribution for 2011, 2010 and 2009, respectively, and company paid insurance premiums for 2011.

(11)	Ms. Stahl rejoined the company as an executive officer in October 2010.

(12)	Consists of amounts paid as a company match to Ms. Stahl’s 401(k) contribution and company paid insurance premiums.

(13)	Consists of a cash signing bonus in connection with the re-hiring of Ms. Stahl.

Grants of Plan-Based Awards

The following table shows information concerning each grant of an award made to a named executive officer during fiscal 2011 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Closing Price of Stock on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)(3)
Ronald C. Renaud, Jr.	2/22/2011	-	$291,000	582,000
	2/22/2011				-	350,000	-
	2/22/2011							300,000	$3.14	$3.10	$593,340

Daniella Beckman(6)	2/21/2011	-	84,000	168,000
	2/21/2011				-	80,000	-
	2/21/2011							30,000	$3.17	$3.20	$59,901
	6/2/2011							50,000	$4.57	$4.61	$141,830

Douglas Mayers, M.D.	2/21/2011	-	175,000	350,000
	2/21/2011				-	120,000	-
	2/21/2011							60,000	$3.17	$3.20	$119,802

David N. Standring, Ph.D.	2/22/2011	-	162,500	325,000
	2/22/2011				-	120,000	-
	2/22/2011							125,000	$3.14	$3.10	$247,225

Maria D. Stahl	2/21/2011	-	105,000	210,000
	2/21/2011				-	100,000	-
	2/21/2011							80,000	$3.17	$3.20	$159,739

(1)	Consists of potential cash payments under our annual performance-based incentive bonus plan for executives. Actual cash bonus amounts awarded in March 2012 for fiscal 2011 performance are set forth in the Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation” for fiscal 2011.

(2)	Consists of potential stock option awards for executives under our annual performance-based incentive bonus plan for executives. For such stock option awards, the grant date fair value, in accordance with FASB ASC Topic 718, is set forth in the Summary Compensation Table under the column “Option Awards” for fiscal 2011.

(3)	No set maximum exists for equity incentive plan awards. Actual equity incentive plan awards are made at the discretion of our Compensation Committee or, in the case of awards to our chief executive officer, at the discretion of our board of directors based upon the Compensation Committee’s recommendation.

(4)	The exercise price of a share of our common stock on a particular date for purposes of granting stock options is determined as the average of the open and close prices as reported on The NASDAQ Global Market on such date.

(5)	The amounts in this column represent the grant date fair value of each equity award as determined in accordance with FASB ASC Topic 718. These amounts do not include the grant date fair value of equity awards calculated under FASB ASC Topic 718 of stock option awards granted in February or March 2012 under our fiscal 2011 annual performance-based incentive plan for executives.

(6)	Ms. Beckman’s potential cash payment under our annual performance-based incentive bonus plan reflects her salary as of December 2011. Equity awards granted in February 2011 were for Ms. Beckman’s service as corporate controller from January 2010 to October 2010 and as interim chief financial officer and treasurer from November 2010 to December 2010. Equity awards granted in June 2011 were in connection with Ms. Beckman’s promotion to vice president, chief financial officer and treasurer.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by our named executive officers as of December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Ronald C. Renaud, Jr.	225,000	—	6.12	6/27/2017
	40,000	—	2.41	11/8/2017
	78,333	1,667	5.18	2/21/2018
	80,208	29,792	5.46	2/13/2019
	47,917	52,083	2.96	2/9/2020
	93,750	206,250	4.28	10/27/2020
	68,750	231,250	3.14	2/21/2021

Daniella Beckman	14,375	625	5.32	3/2/2018
	4,375	1,625	5.46	2/13/2019
	3,594	3,906	2.96	2/9/2020
	6,875	23,125	3.17	2/20/2021
	7,292	42,708	4.57	6/1/2021

Douglas Mayers, M.D.	100,000	—	8.88	1/21/2017
	40,000	—	2.41	11/8/2017
	78,333	1,667	5.18	2/21/2018
	29,167	10,833	5.46	2/13/2019
	19,167	20,833	2.96	2/9/2020
	13,750	46,250	3.17	2/20/2021

David N. Standring, Ph.D.	5,000	—	8.50	11/19/2012
	20,000	—	12.05	2/1/2014
	20,000	—	19.14	2/27/2015
	20,000	—	21.11	3/6/2016
	25,000	—	8.12	3/5/2017
	30,000	—	2.41	11/8/2017
	68,542	1,458	5.18	2/21/2018
	32,813	12,187	5.46	2/13/2019
	23,958	26,042	2.96	2/9/2020
	28,646	96,354	3.14	2/21/2021

Maria D. Stahl	46,875	103,125	3.87	10/10/2020
	18,333	61,667	3.17	2/20/2021

(1)	Options vest in 48 equal monthly installments beginning on the last day of the month of the date of grant. Options exercisable set forth herein, if exercised, would provide voting power with respect to the shares of common stock underlying such options.

Option Exercises and Stock Vested

None of the named executive officers exercised stock options during fiscal 2011.

Potential Payments Upon Termination or Change in Control

Potential payments made to our named executive officers in the instance of a termination without cause or a termination for good reason or in the case of change in control benefits upon a “double trigger” are discussed in greater detail under “Compensation Discussion and Analysis” “— Severance and Change in Control Benefits”.

The table below sets forth the potential payments to our named executive officers assuming a termination event occurred as of December 31, 2011.

POTENTIAL TERMINATION PAYMENTS

	Salary and Bonus(1)	Acceleration of Vesting of Equity Awards(2)	Other Payments(3)	Total
Ronald C. Renaud, Jr.	$1,164,000	$3,594,351	$38,600	$4,796,951
Daniella Beckman	324,000	349,965	1,192	675,157
Douglas Mayers, M.D.	525,000	899,200	26,131	1,450,331
David N. Standring. Ph.D.	487,500	1,162,900	18,175	1,668,575
Maria D. Stahl	405,000	879,400	26,131	1,310,531

(1)	This amount represents a lump sum payment equivalent to one times the executive’s base salary (one and one half times in the case of Mr. Renaud) at the time of termination plus an amount equal to one times (one and one half times in the case of Mr. Renaud) the greater of such executive’s current year target bonus or the cash bonus earned in the year preceding the year in which the termination occurs.

(2)	All equity awards vest and become immediately exercisable in full upon a termination event. This amount is equal to the number of options multiplied by the difference between the exercise price of such option and the closing stock price of our common stock on December 30, 2011 ($7.45) as reported by The NASDAQ Global Market.

(3)	Represents amounts related to continued medical, dental and other benefits for such officer and his or her eligible dependents for up to 12 months (18 months after termination in the case of Mr. Renaud) as set forth in such officer’s employment agreement or arrangement.

The table below sets forth the potential payments to our named executive officers assuming a change in control event occurred as of December 31, 2011.

POTENTIAL CHANGE IN CONTROL PAYMENTS

	Total Termination Payments(1)	Change in Control Payment(2)	Total
Ronald C. Renaud, Jr.	$4,796,951	$388,000	$5,184,951
Daniella Beckman	675,157	324,000	999,157
Douglas Mayers, M.D.	1,450,331	525,000	1,975,331
David N. Standring, Ph.D.	1,668,575	487,500	2,156,075
Maria D. Stahl	1,310,531	405,000	1,715,531

(1)	This amount represents the aggregate amount payable to such officer with respect to a termination event as set forth in the “Total” column of the above table “Potential Termination Payments”.

(2)	Amount represents a lump sum payment equivalent to one times the executive’s base salary (one half times in the case of Mr. Renaud) at the time of termination plus an amount equal to one times (one half times in the case of Mr. Renaud) the greater of such executive’s current year target bonus or the cash bonus earned in the year preceding the year in which the change in control occurs.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee had any relationship with us requiring disclosure under Item 407(e)(4) of Regulation S-K under the Exchange Act.

No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Idenix’s board of directors or Compensation Committee.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2011. All of our option plans have been approved by our shareholders.

Equity Compensation Table

	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,578,612(1)	$6.25	1,948,783(2)
Equity compensation plans not approved by security holders	—	—	—

Total	7,578,612	—	1,948,783

(1)	Consists of 1,001,889 shares of common stock issuable upon exercise of options under our 1998 Equity Incentive Plan and 6,576,723 shares of common stock issuable upon exercise of options under our 2005 Stock Incentive Plan.

(2)	Consists of shares of common stock issuable under our 2005 Stock Incentive Plan. Our 2005 plan authorizes the issuance of stock options, restricted and unrestricted stock, stock appreciation rights, performance shares and other equity-based awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Idenix’s Annual Report on Form 10-K for fiscal 2011.

By the Compensation Committee

Wayne T. Hockmeyer, Chair

Thomas Hodgson

Michael S. Wyzga

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee. The Audit Committee, among other matters, is responsible for assisting the board in its oversight of the integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm.

The Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal 2011 with our management. The Audit Committee also reviewed and discussed our audited consolidated financial statements, the audit of our internal control over financial reporting and the matters required to be discussed by SAS No. 61, as amended, (Codification of Statements on Auditing Standards, AU Section 380 as adopted by the Public Company Accounting Oversight Board in Rule 3200T) with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by the Public Company Accounting Oversight Board Rule 3526 (Public Company Accounting Oversight Board Rule 3526 Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP the matters disclosed in this letter and their independence.

The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provision of other non-audit related services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2011 and selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.

By the Audit Committee

Michael S. Wyzga, Chair

Tamar Howson

Denise Pollard-Knight

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

In March 2007, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Idenix is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person”, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction”, the related person must report the proposed related person transaction to our general counsel, who would then notify the Audit Committee of such transaction. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, if the amount involved in such transaction is not greater than $250,000. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

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any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Idenix’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

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interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10%

equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the party receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter. In addition, the policy does not apply to transactions with Novartis Pharma AG and its affiliates, each of which are reviewed and approved by the Audit Committee pursuant to the terms of its charter to the extent such transaction constitutes a “related party transaction” within the meaning of Item 404 of Regulation S-K.

Relationship with Novartis Pharma AG

In May 2003, we entered into a collaboration with Novartis relating to the worldwide development and commercialization of our drug candidates licensed by Novartis. Simultaneously, Novartis purchased approximately 54% of our then outstanding capital stock from our stockholders for $255 million in cash, with an additional aggregate amount of up to $357 million contingently payable to these stockholders if we achieve pre-determined development milestones with respect to the development of specific drug candidates for the treatment of hepatitis C virus, or HCV. Including shares acquired in 2005 from its affiliate, Novartis BioVentures Ltd., and shares acquired as a result of the exercise of its stock subscription rights, Novartis owned approximately 31% of our outstanding common stock as of the record date. Novartis BioVentures Ltd. was an existing stockholder in May 2003 at the time of the Novartis stock purchase.

Our relationship with Novartis includes a number of arrangements that affect our corporate governance and the research, development, manufacture and commercialization of our drug candidates. The terms of these arrangements are set forth in the agreements described below to which we and Novartis are parties:

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a stockholders’ agreement, as amended and restated in July 2004 and amended in April 2011 in connection with our initial public offering, provides for, among other things: the ability of Novartis to maintain its percentage ownership in our stock; rights of Novartis with respect to designation of nominees for election as director; rights of Novartis to approve specified material corporate activities of Idenix; and registration rights in favor of Novartis and certain of our other stockholders who held shares of our preferred stock prior to the conversion of such preferred stock into common stock in May 2003;

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a waiver and consent entered into on May 19, 2009, which we refer to as the 2009 waiver and consent, under which Novartis consented to our filing of a registration statement on Form S-3 with the SEC for the sale of up to $100,000,000 in shares of our common stock; Novartis waived its right to include shares of common stock in such registration statement, approved the issuance and sale by us of new shares of common stock pursuant to the registration statement, and waived its right to purchase a pro rata portion of such new shares; in addition, we granted Novartis the right to designate an additional director to serve on our board of directors, including the right, for up to one year, to remove and replace such designee; Novartis no longer has the right to appoint such third designee on our board of directors;

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a waiver and consent entered into on April 6, 2011, which we refer to as the April 2011 waiver and consent, under which Novartis approved the issuance and sale by us of new shares of common stock pursuant to the registration statement so long as the issuance of the shares did not reduce Novartis’ equity interest in Idenix below 30%;

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a waiver and consent entered into on November 4, 2011, which we refer to as November 4, 2011 waiver and consent, under which Novartis consented to our filing of a registration statement on Form S-3 with the SEC for the sale of up to $150,000,000 in shares of our common stock; Novartis waived its right to include shares of common stock in such registration statement, approved the issuance and sale by us of new shares of common stock pursuant to the registration statement so long as the issuance of the shares did not reduce Novartis’ equity interest in Idenix below 30%, and waived its right to purchase a pro rata portion of such new shares;

•	a development and commercialization agreement, as amended, under which we are collaborating with Novartis to develop, manufacture and commercialize drug candidates which they license from us; and

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a supply agreement, under which Novartis will manufacture or have manufactured for us the active pharmaceutical ingredient, or API, for the clinical development supply of drug candidates and potentially the API for the commercial supply of drug candidates it has licensed from us and will perform the finishing and packaging of licensed products for commercial sale.

Stockholders’ Agreement

Under the stockholders’ agreement, we have:

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agreed to use our reasonable best efforts to nominate for election as directors at least two designees of Novartis for so long as Novartis and its affiliates own at least 30% of our voting stock and at least one designee of Novartis for so long as Novartis and its affiliates own at least 19.4% of our voting stock, which rights of Novartis were subsequently supplemented by way of the 2009 waiver and consent;

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agreed that for so long as any designee of Novartis serves on our board of directors, a Novartis director designee is entitled to be a member of each committee of our board of directors or a non-voting observer to any such committee, if such committee membership is barred by applicable law, rule or regulation;

•	granted Novartis rights to cause us to register, under the Securities Act of 1933, as amended, such shares of common stock;

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granted to Novartis for so long as it and its affiliates continue to own at least 19.4% of our voting stock, approval rights over a number of corporate actions that we or our subsidiaries may take, including:

–	the authorization or issuance of additional shares of our capital stock or the capital stock of our subsidiaries, except for a limited number of specified issuances;

–	any change or modification to the structure of our board of directors or a similar governing body of any of our subsidiaries;

–	any amendment or modification to any of our organizational documents or those of our subsidiaries;

–	the adoption of a three-year strategic plan or the adoption of an annual operating plan and budget, if there is no approved strategic plan;

–	any decision that would result in a variance of total annual expenditures, capital or expense, in excess of 20% from the approved three-year strategic plan;

–	any decision that would result in a variance in excess of the greater of $10 million or 20% of our profit or loss target in the strategic plan or operating plan;

–	the acquisition of stock or assets of another entity that exceeds 10% of our consolidated net revenue, net income or net assets;

–	the sale, lease, license or other disposition of any assets or business which exceeds 10% of our net revenue, net income or net assets;

–	the incurrence of any indebtedness by us or our subsidiaries for borrowed money in excess of $2 million, other than in limited circumstances;

–	any material change in the nature of our business or that of any of our subsidiaries;

–	any change in control of Idenix or any subsidiary; and

–	any dissolution or liquidation of Idenix or any subsidiary, or the commencement by us or any subsidiary of any action under applicable bankruptcy, insolvency, reorganization or liquidation laws.

Novartis’s Ability to Maintain its Percentage Ownership Interest in Our Capital Stock

If we issue any shares of our capital stock, other than in certain situations, Novartis has the right to purchase such number of shares required to maintain its percentage ownership of our voting stock for the same consideration per share paid by others acquiring our stock. This right is applicable to equity awards under our stock incentive plans, including our 2005 Stock Incentive Plan.

Additionally, Novartis has the right to purchase, at par value of $0.001 per share, such number of shares as is required to maintain its percentage ownership of our voting stock if we issue shares of capital stock in connection with the acquisition or in-licensing of technology through the issuance of up to 5% of our stock in any 24-month period. These additional purchase rights remain in effect until the earlier of the date that Novartis and its affiliates own less than 19.4% of our voting stock or the date that Novartis becomes obligated to make contingent payments of $357 million to those holders of our stock who sold shares to Novartis on May 8, 2003. Idenix did not issue any shares of common stock to Novartis during fiscal 2011 in connection with these rights.

Development, License and Commercialization Agreement

As part of the development, license and commercialization agreement, dated as of May 8, 2003 between us and Novartis, as amended, which we refer to as the development and commercialization agreement, Novartis has an option to license any of our development-stage drug candidates after demonstration of activity and safety in a proof-of-concept clinical study so long as Novartis maintains at least 30% of our common stock. The terms of these options, including license fees, milestone payments and payments in reimbursement of development expenses, vary according to the disease which the drug candidate treats, the stage of development of the drug candidate, the projected product valuation based on market research and sales forecast. Novartis waived its option for all of our NNRTI compounds, including IDX899, which allowed us to enter into a license arrangement with ViiV Healthcare Company, or ViiV, for our NNRTI compounds. The license arrangement with ViiV has since terminated. Effective October 1, 2007, we transferred to Novartis our development, commercialization and manufacturing rights and obligations pertaining to telbivudine (Tyzeka®/Sebivo®) on a worldwide basis. At that time, we began receiving royalty payments equal to a percentage of net sales of Tyzeka®/Sebivo®. The royalty percentage varies based upon the territory and the aggregate dollar amount of net sales.

In connection with a licensing and stock purchase arrangement we entered into with ViiV in February 2009, we amended the development and commercialization agreement with Novartis so that Novartis would retain the exclusive option to obtain rights to other drug candidates developed by us, or in some cases licensed to us, so long as Novartis maintains ownership of 40% of our voting stock rather than ownership of 51% of our voting stock, as was initially agreed to by the parties in 2003. We amended the development and commercialization agreement with Novartis in April 2011 so that Novartis would retain the exclusive option to obtain rights to other drug candidates developed by us, or in some cases licensed to us, so long as Novartis maintains ownership of 30% of our voting stock rather than ownership of 40% of our voting stock, as was previously agreed to by the parties in 2009.

Development of Products and Regulatory Activities

For the drug candidates Novartis chooses to license, Novartis will have the right to approve, in its reasonable discretion, the development plan and budget. We will develop each licensed product in accordance with a development plan approved by a joint steering committee. The joint steering committee is comprised of an equal number of representatives of Idenix and Novartis. Novartis will also be responsible for certain development expenses incurred in accordance with approved development budgets for our drug candidates that Novartis licenses. The collaboration arrangement contemplates several joint committees in which we and Novartis participate. We participate in these committees as a means to govern or protect our interests. The committees span the period from early development through commercialization of drug candidates licensed by Novartis.

We have primary responsibility for preparing and filing regulatory submissions with respect to any licensed product in the United States, and Novartis has primary responsibility for preparing and filing regulatory submissions with respect to any licensed product in all other countries in the world. Under certain circumstances, primary responsibilities for all or certain regulatory tasks in a particular country may be switched from one party to the other.

Product Commercialization

In accordance with the arrangements set forth in our development and commercialization agreement with Novartis, we have the right to co-promote or co-market with Novartis in the United States, United Kingdom, France, Germany, Italy and Spain any products that Novartis licenses from us. If we co-promote or co-market, in the United States, we would act as the lead commercial party and record revenue from product sales and would share equally the resulting net benefit with Novartis from co-promotion from the date of product launch. In the United Kingdom, France, Germany, Italy and Spain, Novartis would act as the lead commercial party, record revenue from product sales and would share with us the net benefit (as defined in the agreement), from co-promotion and co-marketing. In the United Kingdom, France, Germany, Italy and Spain, the net benefit that would be shared with us would increase incrementally during the first three years from the date of product launch, such that we will share equally with Novartis the net benefit from the co-promotion beginning in the third year from the date of product launch.

In other countries, we will effectively sell products to Novartis for their further sale to third parties. Novartis would pay us for such products at a price that is determined in part by the volume of product net sales under the terms of the master manufacturing and supply agreement described below and we would receive a royalty payment from Novartis on net product sales.

Novartis has the right to market, sell or promote any product that competes with the products Novartis licenses from us.

Termination

Novartis, and in certain circumstances, we, have the right to terminate the development and commercialization agreement. Novartis may in its sole discretion terminate the development and commercialization agreement with respect to a particular product, drug candidate or country on not less than six months notice.

If Novartis terminates the development and commercialization agreement for material breach by us, or for bankruptcy, insolvency or reorganization on our part, then Novartis may elect to retain licenses to our drug candidates or products, in which case it will remain obligated to make payments to us in amounts to be negotiated in good faith at the time of termination. If we terminate part or all of the development and commercialization agreement for material breach by Novartis, or for bankruptcy, insolvency or reorganization on the part of Novartis, or if Novartis terminates the development and commercialization agreement unilaterally in the absence of a breach by us, we may be obligated to make payments to Novartis in amounts to be negotiated in good faith at the time of termination.

Manufacturing and Supply Agreement

Under the manufacturing and supply agreement, dated May 8, 2003, between Novartis and us, which we refer to as the supply agreement, we appointed Novartis to manufacture or have manufactured the clinical supply of API for each drug candidate licensed under the development and commercialization agreement and certain other drug candidates. The cost of the clinical supply will be treated as a development expense, allocated between us and Novartis in accordance with the development and commercialization agreement. We have the ability to appoint Novartis or a third party to manufacture the commercial supply of the API based on a competitive bid process under which Novartis has the right to match the best third-party bid. Novartis will perform the finishing and packaging of the APIs into the final form for sale.

Indemnification

We have agreed to indemnify Novartis and its affiliates against losses suffered as a result of our breach of representations and warranties in the development and commercialization agreement and stock purchase agreement dated March 21, 2003 to which we, Novartis and substantially all of our stockholders as of March 21, 2003 are a party. In these agreements, we made numerous representations and warranties to Novartis regarding our HBV product and drug candidate and HCV drug candidate, including representations regarding our ownership of the inventions and discoveries relating to such. If one or more of our representations or warranties were not true at the time we made them to Novartis, we would be in breach of these agreements. Novartis has the right to seek from us, and under certain circumstances, from us and our stockholders who sold shares to Novartis, who include some of our officers and directors, indemnification for damages suffered by Novartis as a result of a breach by us. For a further discussion of indemnification rights and obligations, please refer to our Annual Report on Form 10-K where a more detailed discussion is presented under the caption “Business — Collaborations — Novartis Collaboration — Development and Commercialization Agreement — Indemnification”, “— Stock Purchase Agreement”, “Risk Factors — Factors Related to our Relationship with Novartis” and “— Factors Related to Patents and Licenses.”

Other Agreement

We have also agreed that until such time as Novartis and its affiliates own less than 30% of our voting stock, Novartis’s consent is required for the selection and appointment of our chief financial officer. If in Novartis’s reasonable judgment our chief financial officer is not satisfactorily performing his or her duties, we are required to terminate his or her employment.

Employment Agreements

We have entered into employment arrangements with each of our named executive officers (each of which is included as an exhibit to Idenix’s Annual Report of Form 10-K for fiscal 2011 filed with the SEC on March 6, 2012). The employment arrangements for these officers generally provide base salary in an amount annually reviewable for increase, but not decrease, at the discretion of our board of directors or a committee of the board of directors. The employment arrangements also entitle each officer to receive an annual cash performance bonus in an amount that is expressed as a percentage of base salary if the board of directors in its discretion determines that such officer has achieved or surpassed performance goals established by the board of directors or Compensation Committee in consultation with our management. Currently, the minimum target bonus percentage is 60% for Mr. Renaud, 35% for each of Messes. Beckman and Stahl and 50% for each of Drs. Mayers and Standring. Pursuant to the terms of the employment arrangements, the base salary and target bonus and equity award for the current year generally become the minimum amounts for future years for each officer.

Each officer is also eligible to participate in any of our equity incentive programs and has the opportunity, subject to approval of the Compensation Committee, or in the case of Mr. Renaud, our board of directors, to be awarded annually an option to purchase shares of our common stock which vest over a four-year period.

In addition, each officer’s employment agreement provides for severance benefits in the event Idenix terminates such officer’s employment for reasons other than cause (as defined in their respective employment agreements/arrangements), or they terminate their respective employment for good reason (as defined in their respective employment agreements/arrangements). In addition, if, within one year following a change in control of Idenix, such officer’s employment is terminated without cause or if such officer terminates his or her employment for good reason, the officer is entitled to additional change-in-control benefits.

For additional information about our executive compensation program generally and the terms of these employment agreements/arrangements, including officer base salaries, target bonus amounts, target option awards, option awards actually granted and severance and change in control benefits, please see generally the section of this proxy statement entitled “Compensation Discussion and Analysis” and, in particular “— Severance and Change in Control Payments” and “Executive Compensation — Potential Payments Upon Termination or Change in Control”.

Registration Rights

As of March 29, 2012, Novartis is entitled to cause us to register their shares or participate in a registration by us under the Securities Act. These rights are provided under the terms of the stockholders’ agreement with Novartis discussed above. As of March 29, 2012, Novartis or its affiliates owned 33,320,674 registrable shares.

PROPOSAL 2 — APPROVAL OF ADOPTION OF 2012 STOCK INCENTIVE PLAN

On March 1, 2012, our board of directors adopted, subject to stockholder approval, the 2012 Stock Incentive Plan, or 2012 Plan. Up to 10,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2012 Plan. The 2012 Plan is intended to replace our 2005 Stock Incentive Plan, or 2005 Plan, which expires by its terms on May 10, 2015. If the stockholders approve the 2012 Plan, we will not make new grants under the 2005 Plan after such approval, although all then-outstanding options granted under 2005 Plan will remain in effect. As of March 29, 2012, options to purchase 7,971,581 shares of our common stock were outstanding under all our option plans, which options had a weighted-average exercise price of $7.64 and a weighted-average remaining term of 5.8 years. As of March 29, 2012, an additional 529,089 shares were reserved for future option grants under the 2005 Plan. As of March 29, 2012, there were no full-value shares outstanding under any option plan.

Our board of directors believes that our equity compensation program is an essential tool to attract, retain and motivate individuals with the requisite experience and ability necessary to facilitate our continued growth. To ensure that the equity compensation program remains available for such purpose, we are requesting that our stockholders approve the adoption of the 2012 Plan.

Description of the 2012 Plan

The following is a brief summary of the 2012 Plan, a copy of which is attached as Exhibit A to this proxy statement.

Number of Shares Available for Award

Up to 10,000,000 shares of our common stock may be issued pursuant to awards granted under the 2012 Plan, plus an additional amount up to 529,089 shares of our common stock previously authorized for issuance under the 2005 Plan which are not outstanding awards on June 7, 2012 or which expire, lapse or are forfeited or cancelled without the holders receiving any shares under those awards, and applying the fungible share counting rules described below. These numbers are also subject to adjustment in the event of stock splits and other similar events. Shares issued under the 2012 Plan may be authorized and unissued shares, or may be issued from shares that we have reacquired (provided that open-market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants).

The 2012 Plan uses a “fungible share” concept under which the awards of options and stock appreciation rights, or SARs, cause one share per share subject to such award to be removed from the available share pool, while the award of restricted stock, restricted stock units, performance awards or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our common stock on the grant date of such award will be counted against the pool as 1.26 shares per share subject to such award. Shares subject to awards under the 2012 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2012 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or “Code”, nonstatutory stock options, SARs, restricted stock, restricted stock units and other stock-based awards as described below.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options must be granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant. Under the 2012 Plan, options may not be granted for a term in excess of ten years. The 2012 Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or in connection with a “cashless exercise” through a broker;

•	subject to certain conditions, surrender to the company of shares of our common stock;

•	subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercised are withheld to pay the exercise price;

•	subject to certain conditions, any other lawful means; or

•	any combination of these forms of payment.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may be granted independently or in tandem with a stock option. SARS must have a measurement price that is no less than the fair market value of our common stock on the date of grant of such award and may have a term of no greater than 10 years from grant.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to the right of the company to repurchase (or to require forfeiture if issued at no cost) some or all of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the restriction period established for that award. We expect that the right to receive any dividends with respect to restricted stock will be conditioned on the vesting of the award, unless provided otherwise in an award agreement.

Restricted Stock Unit Awards. Restricted stock unit awards, or RSUs, entitle the recipient to receive shares of our common stock (or, if provided in the applicable award, cash equal to the fair market value of such shares) to be delivered at the time the award vests pursuant to the terms and conditions established by our board of directors. The right to receive any dividend equivalents with respect to RSUs, if such rights are provided, will be conditioned on the vesting of the award.

Other Stock-Based Awards. Under the 2012 Plan, our board of directors has the right to grant other awards based upon our common stock, with these awards having terms and conditions determined by the board. These awards may be paid in shares of our common stock or in cash.

Performance Conditions. The Compensation Committee may determine, at the time of grant, that a restricted stock award, RSU or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures:

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the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

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achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of businesses, technologies and assets;

•	the achievement of quantitative performance measures set forth in operating plans approved by our board of directors from time to time;

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specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment;

•	improvement of financial ratings;

•	achievement of balance sheet or income statement objectives; and/or

•	total stockholder return.

Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the write-down of any asset; and

•	charges for restructuring and rationalization programs.

These performance goals may vary by participant and be different for different awards, be particular to a participant or department, business, subsidiary or other unit in which the participant works, and may cover any period specified by the Compensation Committee. These goals will, however, be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to the awards. The Compensation Committee may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or a change in control.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. With the consent of our board of directors, except with respect to awards that are subject to Section 409A of the Code, a participant can transfer an award to an immediate family member, family trust, or certain other related entities to the extent the rules under Form S-8 would cover the transferee.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of our company and its subsidiaries, and of other business ventures in which we have a controlling interest, as determined by our board of directors, are eligible to be granted awards under the 2012 Plan. Under present law, however, incentive stock options may only be granted to employees of Idenix Pharmaceuticals, Inc. and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2012 Plan may not exceed 700,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with SAR is treated as a single award.

Plan Benefits

As of March 29, 2012, approximately 110 persons were eligible to receive awards under the 2012 Plan, including our executive officers and non-employee directors. The grant of awards under the 2012 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 13, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $7.85.

Administration

The 2012 Plan is administered by our board of directors, which has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2012 Plan and to interpret the provisions of the 2012 Plan and any award agreements. Pursuant to the terms of the 2012 Plan, our board of directors may delegate authority under the 2012 Plan to one or more committees or subcommittees of the board, and it has authorized the Compensation Committee to administer certain aspects of the 2012 Plan, including the granting of options to executive officers. In addition, our board of directors may authorize one or more of our officers to grant stock options to eligible participants other than our executive officers, subject to limitations set by the Compensation Committee. Subject to the approval of the 2012 Plan by our stockholders, Mr. Renaud has been authorized to grant such stock options.

Subject to any applicable limitations contained in the 2012 Plan, our board of directors, the Compensation Committee, or any other committee to which the board delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of stock options (which may not be less than 100% of fair market value of our common stock on the date of grant);

•	the duration of stock options (which may not exceed 10 years); and

•

the number of shares of our common stock subject to any SAR, restricted stock award, RSU or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Our board of directors is required to make appropriate adjustments in connection with the 2012 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2012 Plan also contains provisions addressing the consequences of any “Reorganization Event”, which is defined as:

•

any merger or consolidation of our company with or into another entity, as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of our company.

In connection with a Reorganization Event, our board of directors or the Compensation Committee may take any one or more of the following actions as to all or any outstanding awards (other than restricted stock) on such terms as the board or Compensation Committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to a 2012 Plan participant, provide that all of a 2012 Plan participant’s unexercised stock options or other unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, or “Acquisition Price”, make or provide for a cash payment to 2012 Plan participants with respect to each award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•

provide that, in connection with a liquidation or dissolution of our company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise or measurement price thereof or any applicable tax withholdings); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event, the repurchase and other rights of the company with respect to outstanding restricted stock will inure to the benefit of the company’s successor and will, unless the board of directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the board of directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a 2012 Plan participant and the company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock or any other agreement between a 2012 Plan Participant and the company, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

Except as otherwise provided in any stock option, SAR or any other agreement between us and a 2012 Plan participant, effective immediately all stock options and SARs outstanding prior to a “Change in Control Event” (as this term is defined in the 2012 Plan) will immediately become exercisable in full if not otherwise assumed or otherwise substituted for by an acquiror following a Change in Control Event where the 2012 Plan participant’s employment with us has been terminated within one year following the Change in Control Event. Except as otherwise provided in a restricted stock award, RSU or any other agreement between us and a 2012 Plan participant, all restrictions and conditions on all restricted stock awards and RSUs then outstanding will automatically be deemed terminated and/or satisfied if not otherwise assumed or substituted for by an acquiror following a Change in Control Event where the 2012 Plan participant’s employment with us has been terminated within one year following the Change in Control Event. Our board of directors may specify in an award at the time of grant the effect of a Change in Control Event on such other stock-based award. The deferred compensation rules of Section 409A of the Code may delay payment where such delay is required to comply with its rules or may cause, in certain circumstances, RSUs to be terminated without any payment in exchange for such termination.

Except as described above, our board of directors or the Compensation Committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such award will again be available for grant under the 2012 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with our company, or the acquisition by our company of property or stock of an entity, our board of directors may grant awards in substitution for any stock options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2012 Plan. Substitute awards will not count against the 2012 Plan’s overall share limit, except as may be required by the Code.

Restrictions on Repricing

The 2012 Plan provides that we may not:

•

amend any outstanding stock option or SAR granted under the 2012 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•

cancel any outstanding option or SAR (whether or not granted under the 2012 Plan) and grant in substitution therefor new awards under the 2012 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel in exchange for cash any outstanding stock options or SARs that then have exercise or measurement prices per share below the then-current fair market value of our common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of The NASDAQ Global Market.

Provisions for Foreign Participants

Our board of directors or the Compensation Committee may modify awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the 2012 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2012 Plan after June 6, 2022 but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2012 Plan or amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option; provided that, to the extent determined by our board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If the stockholders do not approve the adoption of the 2012 Plan, the 2012 Plan will not go into effect, and we will not grant any awards under the 2012 Plan. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Novartis’ Ability to Maintain its Percentage Ownership Interest in Our Capital Stock

As we issue shares of our common stock upon the exercise of options, grant of restricted stock awards, settlement of restricted stock units and stock appreciation rights or otherwise in connection with other stock or stock based awards granted under the 2012 Plan, Novartis has the right to purchase such number of shares as is required to maintain its percentage ownership for the same consideration per share paid by others acquiring our common stock pursuant to awards granted under the 2012 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2012 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the participant will have income on the date of distribution of the related shares in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the distribution date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2012 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Idenix

There will be no tax consequences to our company, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Our board of directors believes that the approval of the adoption of the 2012 Plan is in our best interests and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1998. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to questions from stockholders.

Our board of directors believes that the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 is in our best interests and the best interests of our stockholders and therefore recommends a vote “FOR” this proposal.

Principal Accounting Fees and Services

The following table summarizes the fees PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2011	2010
Audit Fees (1)	$696,886	$645,151
Audit-Related Fees	$—	$—
Tax Fees (2)	$78,000	$70,000
All Other Fees (3)	$1,500	$1,500
Total Fees	$776,386	$716,651

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax and other fees consist of fees for tax compliance and consulting.

(3)	Other fees consist of educational resources.

No audit-related fees billed in 2011 or 2010 were provided under the de minimis exception to the Audit Committee pre-approval requirements.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chair of the Audit Committee the authority to approve any audit or non-audit services (other than services relating to the annual and quarterly financial reviews) to be provided to us by our independent registered public accounting firm. Any approval of services by the Audit Committee chair pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

In 2010 and 2011, all new engagements of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

OTHER INFORMATION

Other Matters

Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports provided to us by the persons required to file such reports and written representations made to us by such persons, we believe that during 2011 all filings required to be made by our directors, executive officers and beneficial owners of more than 10% of our common stock were timely made in accordance with the Section 16(a) filing requirements.

Stockholder Proposals for the 2013 Annual Meeting

Stockholder proposals submitted pursuant to Rule 14a-8 under the SEC rules for inclusion in our proxy materials for our 2013 annual meeting of stockholders must be received by us at our principal office in Cambridge, Massachusetts, not later than December 31, 2012. We suggest that stockholder proponents submit their proposals by certified mail, return receipt requested, addressed to us c/o Secretary, 60 Hampshire Street, Cambridge, Massachusetts 02139.

A stockholder may wish to have a proposal presented at next year’s annual meeting of stockholders, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by us by March 16, 2013 (which is 45 calendar days before the anniversary of the date this Proxy Statement was first mailed to stockholders), then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the individuals named in the proxies solicited on behalf of our board of directors for use at our next annual meeting of stockholders will have the right to exercise discretionary voting authority as to such proposal.

By Order of the Board of Directors,

Maria D. Stahl

Secretary

April 25, 2012

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

APPENDIX A

IDENIX PHARMACEUTICALS, INC.

2012 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2012 Stock Incentive Plan (the “Plan”) of Idenix Pharmaceuticals, Inc. a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), Restricted Stock Units (as defined in Section 8) and Other Stock-Based Awards (as defined in Section 9).

3.	Administration and Delegation

(a)            Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this Plan made in good faith.

(b)            Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)            Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d)            Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a)            Number of Shares; Share Counting.

(1)    Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 10,000,000 shares of common stock, 0.001 par value per share, of the Company (the “Common Stock”), plus the number of shares of Common Stock (up to 529,089) previously authorized for issuance under the Company’s 2005 Stock Incentive Plan, as amended, (i) which are not subject to outstanding awards on June 7, 2012 or (ii) which again become available for the grant of future award as a result of the subsequent forfeiture, lapse or expiration of awards granted pursuant to the 2005 Stock Incentive Plan, as amended, and outstanding on June 7, 2012. Any or all Awards granted under the Plan may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)    Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as 1.26 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Award (other than Options or SARs) with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.26 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.26 shares.

(3)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3):

(A)        all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits listed in the first clause of this Section 4(a)(3); provided, however, that if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)        if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(a)(3) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C)        shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D)        shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)            Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1)    Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 700,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)            Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)            General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)            Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Idenix Pharmaceuticals, Inc., any of Idenix Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)            Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)            Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)            Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)            Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent provided for in the applicable Nonstatutory Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)    by any combination of the above permitted forms of payment.

(g)            Limitation on Repricing. The Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.	Intentionally Omitted

7.	Stock Appreciation Rights

(a)            General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 7(b). The date as of which such appreciation is determined shall be the exercise date.

(b)            Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)            Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)            Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)            Limitation on Repricing. The Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

8.	Restricted Stock; Restricted Stock Units

(a)            General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)            Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)            Additional Provisions Relating to Restricted Stock.

(1)    Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2)    Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)            Additional Provisions Relating to Restricted Stock Units.

(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)    Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

9.	Other Stock-Based Awards

(a)            General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)            Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)            Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)            Reorganization Events.

(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)        In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)        Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)        For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)            Change in Control Events.

(1)    Definition. A “Change in Control Event” shall mean:

(A)        the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B)        a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)        the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D)        the liquidation or dissolution of the Company.

(2)    Effect on Options and SARs. Except to the extent specifically provided to the contrary in the instrument evidencing any Option or SAR or any other agreement between a Participant and the Company, all Options and SARs then outstanding shall automatically become immediately exercisable in full in the instance where such Option or SAR is not assumed or substituted as set forth in Section 10(b) following a Change in Control Event where the Participant’s employment with the Company has been terminated within one year of the Change in Control Event.

(3)    Effect on Restricted Stock. Except to the extent specifically provided to the contrary in the instrument evidencing the Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then-outstanding shall automatically be deemed terminated or satisfied in the instance where such Award is not assumed or substituted as set forth in Section 10(b) following a Change in Control Event where the Participant’s employment with the Company has been terminated within one year of the Change in Control Event.

(4)    Effect on Restricted Stock Units. Effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Unit Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Units then outstanding shall automatically be deemed terminated and satisfied in the instance where such Award is not assumed or substituted as set forth in Section 10(b); provided, however, that for any

Restricted Stock Units that are not exempt from Section 409A of the Code, if the Change in Control Event does not also constitute a “change in control event” within in the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), then the unvested Restricted Stock Units shall terminate without any payment in exchange therefor.

(5)    Effect on Other Stock-Based Awards. The Board may specify in an Award agreement at the time of grant or otherwise the effect of a Change in Control on an Other Stock-Based Award.

(6)    Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation Section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment of Awards that are subject to Section 409A of the Code with respect to a transaction or event described in this Section 10(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code.

11.	General Provisions Applicable to Awards

(a)            Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards that are subject to Section 409A of the Code, the Board may permit or provide in an Award for the transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)            Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)            Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)            Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)            Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)            Amendment of Award. Except as otherwise provided herein, the Board may amend, modify or terminate any outstanding Award. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g)            Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)            Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i)            Performance Awards.

(1)    Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”). No Performance Awards shall vest prior to the first anniversary of the date of grant.

(2)    Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)    Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return, entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; the consummation of debt or equity financing transactions, or acquisitions of businesses, technologies and assets; or the achievement of qualitative or quantitative performance measures set forth in operating plans approved by our board of directors from time to time. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)    Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)    Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Performance Awards shall be paid to the Participant only if and when shares become free from the restrictions on transferability or forfeitability that apply to such shares.

(6)    Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.	Miscellaneous

(a)            No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)            No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)            Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)            Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e)            Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)            Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)            Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)            Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Approved by the Board of Directors on March 1, 2012

Idenix Pharmaceuticals, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR the director nominees.

1.	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.													+
	Nominees:	For	Withhold					For	Withhold		For	Withhold
	01 - Brian Goff	☐	☐	02 - Wayne T. Hockmeyer, Ph.D.				☐	☐	03 - Thomas R. Hodgson	☐	☐
	04 - Tamar D. Howson	☐	☐	05 - Robert E. Pelzer				☐	☐	06 - Denise Pollard-Knight, Ph.D.	☐	☐
	07 - Ronald C. Renaud, Jr.	☐	☐	08 - Michael S. Wyzga				☐	☐
The Board of Directors recommends a vote FOR Proposals 2 and 3.
				For	Against	Abstain						For	Against	Abstain
2.	To approve the adoption of the 2012 stock incentive plan.			☐	☐	☐	3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2012.				☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	+

01G4FB

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Idenix Pharmaceuticals, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2012

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Ronald C. Renaud, Jr. and Maria D. Stahl, and each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of common stock, $0.001 par value per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), held by the undersigned as of the close of business on April 13, 2012 at the 2012 Annual Meeting of Stockholders and at any adjournments or postponements thereof as indicated herein upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting and, in their discretion, upon any other matters which may properly come before the Annual Meeting. Each proposal included in this proxy has been proposed by the Company, and none of the proposals are conditioned upon approval of any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 2 and 3. Attendance of the undersigned at the meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing before it is exercised.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN ENCLOSED REPLY ENVELOPE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CONTINUED AND TO BE VOTED ON REVERSE SIDE